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As filed with the Securities and Exchange Commission on June 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRETIUM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant's name into English (if applicable))

British Columbia	1040	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))
	1055 Dunsmuir Street, Suite 2300 Vancouver, British Columbia Canada V7X 1L4 (604) 558-1784

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Vladimir Cvijetinovic Pretium Resources Inc. 1055 Dunsmuir Street, Suite 2300 Vancouver, British Columbia V7X 1L4 (604) 558-1784	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York, 10019-6064 (212) 373-3000	Bob J. Wooder Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia V7X 1L3 (604) 631-3330

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Province of British Columbia
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(3)

Common Shares

Debt Securities

Warrants

Units

Subscription Receipts

Share Purchase Contracts

Total	US$0	—	US$0	US$0

(1)
There are being registered under this Registration Statement such indeterminate number of Common Shares, Debt Securities, Warrants, Units, Subscription Receipts and Share Purchase Contracts of the Registrant as from time to time may be issued at prices determined at the time of issuance as shall have an aggregate initial offering price not to exceed US$600,000,000.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
The prospectus contained herein relates to an aggregate of US$600,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$600,000,000 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-211073), initially filed on May 3, 2016.

(4)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-211073.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 16, 2020

PRETIUM RESOURCES INC.

US$600,000,000
Common Shares
Debt Securities
Warrants
Units
Subscription Receipts
Share Purchase Contracts

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Pretium Resources Inc. (the "Company" or "Pretium") listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$600,000,000 (or its equivalent in other currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the "Common Shares") are listed for trading on the Toronto Stock Exchange (the "TSX") and the New York Stock Exchange ("NYSE") under the trading symbol "PVG". On June 15, 2020 being the last trading day prior to the date hereof, the closing price of the Common Shares on the TSX and NYSE was C$11.23 and US$8.27, respectively. Unless otherwise specified in an applicable prospectus supplement, our debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See "Risk Factors".

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. They may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, some of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be, residents of a country other than the United States, and all of our assets are located outside of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See "Plan of Distribution". A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "Risk Factors".

Our head and registered office is located at Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada.

Certain of the Company's directors and executive officers reside outside of Canada and have appointed an agent for service of process in Canada. See "Agent for Service of Process".

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

        In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" are to U.S. dollars and references to "C$" are to Canadian dollars. See "Exchange Rate Information".

        In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "Pretium" or the "Company", refer to Pretium Resources Inc. together with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference and any prospectus supplement, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

        Disclosure regarding our mineral properties, including with respect to mineral reserve and mineral resource estimates, included or incorporated by reference in this prospectus was prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a set of requirements developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 differs significantly from the disclosure requirements of the SEC generally applicable to U.S. companies. For example, the terms "mineral reserve", "proven mineral reserve", "probable mineral reserve", "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in NI 43-101. These definitions differ from the definitions in the disclosure requirements promulgated by the SEC. Accordingly, information included or incorporated by reference in this prospectus will not be comparable to similar information made public by U.S. companies reporting pursuant to SEC disclosure requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward looking information", "forward looking statements", "future oriented financial information" and "financial outlook" within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as "forward-looking information"), including the "safe harbour" provisions of Canadian provincial securities legislation and the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and Section 27A of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). The purpose of disclosing future oriented financial information and financial outlook is to provide a general overview of management's expectations regarding the anticipated results of operations including cash generated therefrom and costs thereof and readers are cautioned that future oriented financial information and financial outlook may not be appropriate for other purposes. Future oriented financial information and financial outlook has been prepared by the Company's management. PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, has not performed any audit, review or compilation procedures with respect to the prospective information and accordingly does not provide any form of assurance with respect thereto for the purpose of this offering.

        Wherever possible, words such as "plans", "expects", "guidance", "projects", "assumes", "budget", "strategy", "scheduled", "estimates", "forecasts", "anticipates", "believes", "intends", "modeled", "targets" and similar expressions or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved, or the negative forms of any of these terms and similar expressions, have been used to identify forward-looking information. Forward-looking information may include, but is not limited to, statements with respect to: production and financial guidance, and our expectations around achieving such guidance; our future operational and financial results, including estimated cash flows (including free cash flow forecasts) and the timing thereof; expectations around grade of gold and silver production; the Brucejack Mine (defined herein) production rate and gold recovery rate; capital modifications and upgrades, underground development and anticipated benefits thereof, and estimated expenditures and timelines in connection therewith, including with respect to maintaining a steady state production rate of 3,800 tonnes per day; payment of debt, operating and other obligations and commitments including timing and source of funds; our mining (including mining methods), expansion, exploration and development activities, including longitudinal longhole stoping initiatives, the reverse circulation drill program, our infill, expansion and underground exploration drill programs and our grassroots exploration program, and the results, costs and timing thereof; our operational grade control program, including plans with respect to our infill drill program and our local grade control model; grade reconciliation, updated geological interpretation and mining initiatives with respect to the Brucejack Mine; our management, operational plans and strategy; capital, sustaining and operating cost estimates and timing thereof; the future price of gold and silver; our liquidity and the adequacy of our financial resources (including capital resources); our intentions with respect to our capital resources; capital allocation plans; our financing activities, including plans for the use of proceeds thereof; the estimation of mineral reserves and mineral resources including any updates thereto; parameters and assumptions used to estimate mineral reserves and mineral resources; realization of mineral reserve and mineral resource estimates; our estimated life of mine and life of mine plan for the Brucejack Mine; production and processing estimates and estimated rates; estimated economic results of the Brucejack Mine, including net cash flow and net present value; predicted metallurgical recoveries for gold and silver; geological and mineralization interpretations; development of our Brucejack Mine and timing thereof; results, analyses and interpretations of exploration and drilling programs; timelines and similar statements relating to the economic viability of the Brucejack Mine, including mine life, total tonnes mined and processed and mining operations; updates to our mineral reserves and mineral resources and life of mine plan for the Brucejack Mine, and the anticipated effects and timing thereof; timing, receipt, and anticipated effects of, and anticipated capital costs in connection with, approvals, consents and permits under applicable legislation; our executive compensation policy, approach and practice; our relationship with community stakeholders; litigation matters; environmental matters; payment of taxes, our effective tax rate and the recognition of our previously unrecognized income tax attributes; new accounting standards applicable to the Company, including methods of adoption and the effects of adoption of such standards; statements regarding U.S. dollar cash flows, currency fluctuations and the recurrence of foreign currency translation adjustments; management and board of directors succession plans; the impact of financial instruments on our earnings; and the effects of the novel coronavirus (2019-nCoV) outbreak as a global pandemic, including anticipated operational and financial impacts, and our response and contingency plans. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking information.

        Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual results, actions, events, conditions, performance or achievements to materially differ from those expressed or implied by the forward-looking information, including, without limitation, risks related to:

  •
  uncertainty as to the outcome of legal proceedings;

  •
  the effect of indebtedness on cash flow and business operations;

  •
  the effect of restrictive covenants in the Credit Agreement (defined herein);

  •
  assumptions regarding expected capital costs, operating costs and expenditures, production schedules, economic returns and other projections;

  •
  the effect of a pandemic and particularly the novel coronavirus (2019-nCoV) outbreak as a global pandemic on the Company's business, financial condition and results of operations and the impact of the novel coronavirus (2019-nCoV) outbreak on our workforce, suppliers and other essential resources and what effect those impacts, if they occur, would have on our business, financial condition and results of operations;

  •
  our production, gold grade, milling recovery, cash flow and cost estimates, including the accuracy thereof;

  •
  commodity price fluctuations, including gold and silver price volatility;

  •
  the accuracy of our mineral resource and mineral reserve estimates (including with respect to size, grade and mining and milling recoverability) and the geological, operational costs and price assumptions on which they are based;

  •
  our ability to maintain or increase our annual production of gold at the Brucejack Mine or discover, develop or acquire mineral reserves for production;

  •
  dependency on the Brucejack Mine for our future operating revenue;

  •
  the development of our properties and expansion of our operations;

  •
  our need or ability to raise enough capital to mine, develop, expand or complete further exploration programs on our mineral properties;

  •
  our ability to generate operating revenues and cash flow in the future;

  •
  failure of counterparties to perform their contractual obligations;

  •
  general economic conditions;

  •
  the inherent risks in the mining industry;

  •
  the commercial viability of our current and any acquired mineral rights;

  •
  availability of suitable infrastructure or damage to existing infrastructure;

  •
  transportation, processing and refining risks;

  •
  maintaining satisfactory labour relations with employees and contractors;

  •
  significant governmental regulations, including environmental regulations;

  •
  non-compliance with permits that are obtained or delay in obtaining or renewing, or failure to obtain or renew permits required in the future;

  •
  increased costs and restrictions on operations due to compliance with health, safety and environmental laws and regulations;

  •
  compliance with emerging climate change regulation and the detrimental effects of climate change;

  •
  adequate internal control over financial reporting;

  •
  various tax-related matters;

  •
  potential opposition from non-governmental organizations;

  •
  uncertainty regarding unsettled First Nations rights and title in British Columbia;

  •
  maintaining our social license to operate;

  •
  uncertainties related to title to our mineral properties and surface rights;

  •
  land reclamation and mine closure requirements;

  •
  our ability to identify and successfully integrate any material properties we acquire;

  •
  currency exchange rate fluctuations;

  •
  competition in the mining industry for properties, qualified personnel and management;

  •
  our ability to attract and retain qualified management and personnel;

  •
  disruption from changes in management team or failure to successfully transition new hires or promoted employees into their roles;

  •
  some of our directors' and officers' involvement with other natural resource companies;

  •
  potential inability to attract development partners or our ability to identify attractive acquisitions;

  •
  compliance with foreign corrupt practices regulations and anti-bribery laws;

  •
  changes to rules and regulations, including accounting practices;

  •
  limitations in our insurance coverage and the ability to insure against certain risks;

  •
  risks related to ensuring the security and safety of information systems, including cyber security risks;

  •
  our anti-takeover provisions could discourage potentially beneficial third-party takeover offers;

  •
  significant growth could place a strain on our management systems;

  •
  share ownership by our significant shareholders and their ability to influence our operations and governance and, in case of sales of our shares by such significant shareholders, our share price;

  •
  failure to comply with certain terms of the convertible notes;

  •
  reputational risks;

  •
  future sales or issuances of our debt or equity securities;

  •
  the trading price of our common shares is subject to volatility due to market conditions;

  •
  our ability to pay dividends in the foreseeable future;

  •
  certain actions under U.S. federal securities laws may be unenforceable;

  •
  our broad discretion relating to the use of any proceeds raised hereunder;

  •
  the uncertainty of maintaining a liquid trading market for the Common Shares;

  •
  the absence of a market through which the Company's securities, other than Common Shares, may be sold; and

  •
  risks related to the debt securities being unsecured.

        This list is not exhaustive of the factors that may affect any of our forward-looking information. Although we have attempted to identify important factors that could cause actual results, actions, events, conditions, performance or achievements to differ materially from those contained in forward-looking information, there may be other factors that cause results, actions, events, conditions, performance or achievements to differ from those anticipated, estimated or intended.

        Forward-looking information is not a guarantee of future performance. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Forward-looking information involves statements about the future and is inherently uncertain, and our actual results, achievements or other future events or conditions may differ materially from those reflected in the forward-looking information due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this prospectus under the heading "Risk Factors" and elsewhere in this prospectus and the documents incorporated, or deemed to be incorporated, by reference.

        Our forward-looking information is based on the assumptions, beliefs, expectations and opinions of management on the date the statements are made, many of which may be difficult to predict and beyond our control. In connection with the forward-looking information contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about, among other things: our business and operations and that no significant event will occur outside of our normal course of business and operations (other than as expressly set out herein); planned exploration, development and production activities and the results, costs and timing thereof; future price of gold and silver and other metal prices; the accuracy of our mineral resource and mineral reserve estimates and related information, analyses and interpretations (including with respect to any updates or anticipated updates); the geology and mineralization of the Brucejack Project; operating conditions; capital and operating cost estimates; production and processing estimates; the results, costs and timing of future exploration and drilling; timelines and similar statements relating to the economic viability of the Brucejack Mine; timing and receipt of governmental, regulatory and third party approvals, consents, licenses and permits; obtaining required renewals for existing approvals, consents, licenses and permits; the geopolitical, economic, permitting and legal climate that we operate in; the adequacy of our financial resources and our ability to raise any necessary additional capital on reasonable terms; our ability to satisfy the terms and conditions of our debt obligations; commodity prices; currency exchange rates and interest rates; political and regulatory stability; requirements under applicable laws; market competition; sustained labour stability and availability of equipment; positive relations with local groups; favourable equity and debt capital markets; stability in financial capital markets; and the impact of the novel coronavirus (2019-nCoV) outbreak,. Although we believe that the assumptions inherent in forward-looking information are reasonable as of the date of this prospectus, these assumptions are subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. The Company cautions that the foregoing list of assumptions is not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference.

        We do not assume any obligation to update forward-looking information, whether as a result of new information, future events or otherwise, other than as required by applicable law. For the reasons set forth above, prospective investors should not place undue reliance on forward-looking information.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the United States.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Pretium Resources Inc. at Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada, telephone: (604) 558-1784 or by accessing the disclosure documents through the internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov.

        The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

  •
  our material change report dated February 20, 2020 announcing the Company's 2020 guidance, a preliminary outlook to ongoing gold production at the Brucejack Mine and a leadership transition plan for the role of President and Chief Executive Officer;

  •
  our audited annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, together with the notes thereto and the auditor's report thereon (the "Audited Financial Statements");

  •
  our management's discussion and analysis of our financial condition and results of operations for the years ended December 31, 2019 and 2018;

  •
  our annual information form for the fiscal year ended December 31, 2019, dated as of February 21, 2020 (the "AIF");

  •
  our management information circular dated March 26, 2020, distributed in connection with our annual general meeting of shareholders held on April 30, 2020;

  •
  our management information circular dated March 28, 2019, distributed in connection with our annual general and special meeting of shareholders held on May 2, 2019;

  •
  our material change report dated March 10, 2020 announcing an updated mineral reserve, mineral resource and life of mine plan for the Brucejack Mine;

  •
  our NI 43-101 technical report titled "Technical Report on the Brucejack Gold Mine, Northwest British Columbia" with an effective date of March 9, 2020, which was prepared for us by Tetra Tech Canada Inc. ("Tetra Tech"), Ivor Jones Pty Ltd ("IJPL"), Environmental Resources Management ("ERM"), Lorax Environmental Services Ltd. ("Lorax") and SRK Consulting (Canada) Inc. ("SRK") (the "Brucejack Report");

  •
  our material change report dated April 27, 2020, announcing that the Company's board of directors (the "Board") appointed Jacques Perron as President and Chief Executive Officer of the Company, effective April 27, 2020 and intends to appoint Mr. Perron as a director following the Company's annual general meeting of shareholders on April 30, 2020;

  •
  our unaudited condensed consolidated interim financial statements for the three months ended March 31, 2020 and 2019; and

  •
  our management's discussion and analysis of our financial condition and results of operations for the three months ended March 31, 2020 and 2019.

        Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

        In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the U.S. Exchange Act after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, if and to the extent indicated therein, we may incorporate by reference in this prospectus documents that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S Exchange Act.

        A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon our filing of a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon our filing of an information circular in connection with an annual general meeting, the information circular filed in connection with the previous annual general meeting (unless such information circular also related to a special meeting) will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

        References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

ADDITIONAL INFORMATION

        A registration statement on Form F-10 has been or will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this short form prospectus constitutes a part, contains additional information not included in this short form prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.

        In addition to the Company's continuous disclosure obligations under the applicable securities laws of the provinces and territories of Canada, the Company is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith the Company files with or furnishes to the SEC reports and other information. The reports and other information that the Company files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Company has filed with the SEC may be read at the SEC's EDGAR website, accessible at www.sec.gov.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consent of each expert listed in the exhibit index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

 EXCHANGE RATE INFORMATION

        The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Three Months Ended March 31,
	2020	2019	2018
	US$	US$	US$
Closing	0.7049	0.7483	0.7747
High	0.7710	0.7637	0.8138
Low	0.6898	0.7353	0.7641
Average	0.7443	0.7522	0.7907

	Year Ended December 31,
	2019	2018	2017
	US$	US$	US$
Closing	0.7699	0.7330	0.7971
High	0.7699	0.8138	0.8245
Low	0.7353	0.7330	0.7276
Average	0.7537	0.7721	0.7708

        On June 15, 2020, the daily average exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.7351 (US$1.00 = C$1.3604).

THE COMPANY

Name, Address and Incorporation

        The Company was incorporated under the Business Corporations Act (British Columbia) (the "BCBCA") on October 22, 2010. Our head and registered office is located at Suite 2300 – 1055 Dunsmuir Street, PO Box 49334, Vancouver, British Columbia, V7X 1L4.

Intercorporate Relationships

        We have two wholly-owned subsidiaries, Pretium Exploration Inc. and 0890696 B.C. Ltd., which hold our interests in the Brucejack Project and the assets related thereto. Both subsidiaries were incorporated under the BCBCA.

Summary Description of the Business

        We were formed for the acquisition, exploration, development and operation of precious metal resource properties in the Americas. With a track record of commercial production at our 100% owned Brucejack mine (the "Brucejack Mine" or the "Brucejack Gold Mine"), an underground gold mine located on the Brucejack Property in northwestern British Columbia ("BC"), we have established ourselves as an intermediate gold producer.

        We acquired the Brucejack Property, along with the Snowfield Property and other associated assets in October 2010. The Brucejack Property is located in northwestern British Columbia, approximately 65 kilometres north of Stewart and is comprised of four mining leases and six mineral claims currently totaling 3,306 hectares in area and forms part of our total claims package that comprises over 122,000 hectares. Our only material mineral project for the purposes of NI 43-101 is the Brucejack Project. The "Brucejack Project" refers to all geological or engineering work completed on and around the Brucejack Mine that leads to the short-term advancement of the existing mining operation and includes near-mine exploration and all of the off-mining leases infrastructure.

        Our exploration and evaluation assets are the Snowfield Project on the Snowfield Property comprised of one claim of 1,267 hectares, 337 claims with an area of 121,811 hectares (the "Bowser Claims") located on the approximately 1,200 square-kilometre Bowser Property east of the Brucejack Mine, and the Porphyry Potential Deep Drilling ("PPDD") Project. The Snowfield Project mineral claim is in good standing until 2030, and we continue to conduct baseline environmental studies for potential future development of that project. Grassroots exploration is on-going at the Bowser Claims, with several gold prospects identified for further evaluation. Claims within the Bowser Property are in good standing between 2024 and 2030. The PPDD Project is a deep underground exploration program involving the testing of the extent of Brucejack-style mineralization and the porphyry potential directly below the Brucejack Mine at depth.

        In 2013, the access road rehabilitation and the underground access ramp were completed, enabling us to proceed with a 10,000-tonne bulk sample from the Valley of the Kings Zone. A positive feasibility study for an underground mine was completed in June. A total of 44,600 metres of drilling was completed, comprising 38,800 metres of underground drilling in 446 holes and 5,800 metres in 37 surface holes.

        In 2014 the feasibility study was updated, and project engineering began along with mine permitting activities. Infill, exploration and condemnation drilling for site infrastructure totaled 11,920 metres in 41 holes.

        We received our Environmental Assessment Certificate from the British Columbia Minister of the Environment and the Minister of Energy and Mines in March 2015, and a positive Federal Environmental Assessment Decision followed in July 2015. With the receipt of the major project permits, a substantial portion of the construction financing completed, a production decision was made, and construction-related activity ramped up in September 2015.

        Construction of the Brucejack Mine and transmission line was completed in early 2017. After achieving commercial production on July 1, 2017, we transitioned into operations at the Brucejack Mine and announced the achievement of steady state production in March 2018.

        In 2018, we produced 376,012 ounces of gold at a mill feed grade of 11.9 grams per tonne gold, repurchased 100% of the 8% gold and silver stream that was sold as part of the construction financing package, refinanced the existing US$350 million construction credit facility by way of the US$480 million Loan Facility (defined herein) and received amended permits to increase production to 3,800 tonnes per day.

        In 2019, we increased the Brucejack Mine production rate to 3,800 tonnes per day and produced 354,405 ounces of gold at a mill feed grade of 8.7 grams per tonne gold. Using cash generated from operations, we repaid US$98 million of the Loan Facility and paid approximately US$82 million to repurchase the Offtake Agreement (defined herein). In addition, we updated our mineral reserve and mineral resource and life of mine plan for the Brucejack Mine.

2017, 2018 and 2019 Developments

        Over the three most recently completed financial years, the significant events described below contributed to the development of our business.

2017 Significant Developments

        On February 3, 2017, we announced that the total project capital cost forecast (the "February 2017 Capital Cost Forecast") to complete construction of the Brucejack Mine, including contingencies, of US$811.1 million, an increase of 16% from the February 2016 capital cost estimate of US$696.8 million (the "February 2016 Capital Cost Estimate"), as set out in our updated cost estimate for the Brucejack Mine on February 17, 2016 (the "February 2016 Capital Cost Update"). The February 2017 Capital Cost Forecast included US$68.8 million of working capital for the first three months of production but did not take into account any revenue generated during this period. Key areas of capital cost increases from the February 2016 Capital Cost Estimate included the transmission line (US$37.9 million); costs to accelerate commissioning (US$13.9 million); new scope items (US$21.7 million); construction overages (US$34.1 million); and Indirects/Owner's costs (US$31.4 million).

        In February 2017 we completed an offering of US$100 million aggregate principal amount of 2.25% unsecured convertible senior subordinated notes due in March 2022 (the "Notes"), which included the exercise of the full amount of an over-allotment option of US$10 million aggregate principal amount of Notes. The initial conversion rate for the Notes is 62.5000 Common Shares per US$1,000 principal amount of Notes, equivalent to an initial conversion price of US$16.00 per Common Share. The Notes were issued pursuant to an indenture between the Company and the U.S. Bank National Association, dated as of February 14, 2017 (the "Indenture"). The net proceeds of the Notes offering were used for working capital during start-up of the Brucejack Mine and for general corporate purposes.

        Construction of underground infrastructure, including the crusher, rock breaker, vibrating feeder, electrical substation, conveying system and transfer towers was completed and commissioned. All major mechanical and electrical components were delivered to site, installed and commissioned. The transmission line connecting the Brucejack Mine to the BC Hydro power grid was completed and energized in March 2017. In May 2017, ore was first introduced to the mill with a focus on ramping up tonnage throughput to nameplate capacity with low-grade ore. Effective July 1, 2017, commercial production was achieved at the Brucejack Mine.

        In July 2017, the process plant at the Brucejack Mine continued to operate near nameplate capacity processing 83,667 tonnes of ore (99.9% of one-twelfth of yearly nameplate capacity) for an average of 2,699 tonnes per day from low-grade stockpiles, development muck and the introduction of stope ore. The completion date for the Brucejack Mine was declared as August 1, 2017.

        In 2017, the Brucejack Mine produced 152,484 ounces of gold, which excluded 8,510 ounces of gold from pre-commercial production and 179,237 ounces of silver from low-grade stockpiles, development muck and stope ore. In 2017, the Company sold 141,927 ounces of gold and 127,746 ounces of silver.

        A total of 532,763 (dry) tonnes of ore, equivalent to a throughput rate of 2,895 tonnes per day, was processed in 2017. The mill feed grade was 9.4 grams per tonne gold and recovery was 96.2%. The main operating units in the mill building performed as expected and the mill process continues to be reviewed to optimize recoveries.

        During 2017, 552,205 (wet; mined tonnes include moisture content) tonnes of ore were mined, equivalent to a mining rate of 3,001 tonnes per day.

        In December 2017, an application was submitted to the BC Ministry of Energy, Mines and Petroleum Resources and the BC Ministry of Environment and Climate Change Strategy to increase the Brucejack Mine production rate to 3,800 tonnes per day. The application reflects a production rate increase to an annual average of 1.387 million tonnes from 0.99 million tonnes (daily average of 3,800 tonnes from 2,700 tonnes).

2018 Significant Developments

        In early 2018, we implemented the use of a grade control program designed to refine stope dimensions, reduce dilution and optimize grade. The program is a data-driven and iterative process, which comprises drilling, sampling and local modelling. Our grade control model continues to be refined and updated with the benefit of data from ongoing production. We also increased the rate of underground development to an average of 700 metres per month for 2018, to improve access and build stope inventory.

        On May 1, 2018, the United States Court of Appeals for the Second Circuit affirmed an order of the United States District Court for the Southern District of New York dismissing a second consolidated amended class action complaint against the Company and certain of its officers and directors (the "Second Amended Complaint") in its entirety for failure to state a claim under the United States securities laws. The Second Amended Complaint arose from five putative class action complaints filed in 2013, alleging that the Company and certain of its officers and directors violated the United States securities laws by misrepresenting or failing to disclose material information concerning the Brucejack Mine. The deadline for the plaintiffs to file a petition for certiorari to the United States Supreme Court passed on July 30, 2018, without the plaintiffs seeking leave to appeal.

        On May 10, 2018, at our annual general meeting of shareholders, Faheem Tejani was elected to our Board, while C. Noel Dunn and Shaoyang Shen did not stand for re-election to the Board. On August 13, 2018, Nicole Adshead-Bell resigned as a member of our Board. On November 8, 2018, Robin Bienenstock was appointed as a member of our Board.

        On July 9, 2018, we announced that the Brucejack Mine had achieved steady-state production.

        On July 25, 2018, we completed a non-brokered private placement offering of 227,273 flow-through Common Shares at a price of C$13.20 per Common Share for gross proceeds of approximately C$3 million. The proceeds of the offering were used to fund a portion of the 2018 grassroots exploration program.

        On December 14, 2018, we received the amended permits from the BC Ministry of Energy, Mines and Petroleum Resources and the BC Ministry of Environment and Climate Change Strategy to increase the Brucejack Mine production rate to 3,800 tonnes per day, reflecting annual production rate increase to 1.387 million tonnes.

        On December 18, 2018, we refinanced our US$350 million construction financing credit facility by way of a US$480 million debt facility (the "Loan Facility") with a syndicate of financial institutions, including The Bank of Nova Scotia ("BNS"), SG Americas Securities, LLC ("SGAS") and ING Capital LLC ("ING"). The Loan Facility is comprised of a US$250 million senior secured amortizing non-revolving credit facility and a US$230 million senior secured revolving credit facility. The terms and conditions of the Loan Facility are set out in the credit agreement dated as of December 18, 2018 among the Company, as borrower, the lenders from time to time parties thereto, BNS, as administrative agent, BNS, ING and SGAS, as joint lead arrangers and joint bookrunners, and ING and SGAS, as co-syndication agents (the "Credit Agreement").

        On December 18, 2018, we also repurchased 100% of the callable 8% gold and silver stream for US$237 million, which was sold by the Company as part of the construction financing package for the Brucejack Mine.

        In 2018, the Brucejack Mine produced 376,012 ounces of gold and 422,562 ounces of silver. The Company sold 367,428 ounces of gold and 372,090 ounces of silver.

        A total of 1,005,603 (dry) tonnes of ore, equivalent to a throughput rate of 2,755 tonnes per day, were processed in 2018. The mill feed grade averaged 11.9 grams per tonne gold and recovery was 97.3%. 1,055,208 (wet; mined tonnes include moisture content) tonnes of ore were mined, equivalent to a mining rate of 2,891 tonnes per day.

        The Company generated US$454.6 million in revenue in 2018, resulting in net earnings of US$36.6 million for the year. Full year 2018 cash generated from operations was US$197.2 million.

2019 Significant Developments

        On April 4, 2019, the Company announced mineral reserve (the "2019 Mineral Reserve") and mineral resource (the "2019 Mineral Resource") and life of mine plan updates (the "2019 Life of Mine Plan", and together with the 2019 Mineral Reserve and 2019 Mineral Resource, the "2019 Updates") incorporating the production ramp-up to 3,800 tonnes per day for the Brucejack Mine. The 2019 Updates were based on the six quarters of mining operations at the Brucejack Mine since commercial production commenced in July 2017. The 2019 Updates are detailed in the technical report entitled "Technical Report on the Brucejack Gold Mine, Northwest British Columbia" with an effective date of April 4, 2019 (the "2019 Brucejack Report") prepared for us by Tetra Tech and co-authored by IJPL, BGC Engineering Inc., ERM, Lorax and SRK in accordance with NI 43-101, which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101. The 2019 Brucejack Report updated the operating parameters contemplated in the Brucejack Feasibility Study entitled "Feasibility Study and Technical Report Update on the Brucejack Project, Stewart, BC" with an effective date of June 19, 2014 (the "2014 Brucejack Report"), before the mine was constructed and operating. The 2019 Brucejack Report has been superseded by the Brucejack Report.

        Throughout 2019, the Company completed all critical modifications and upgrades required to sustain processing at the Brucejack Mine at an increased production rate of 3,800 tonnes per day. The most significant upgrade was the shift from concentrate bagging to a bulk loading system. Other upgrades included those to the concentrate filter press and process-related pump upgrades. In addition, mine development increased to approximately 1,000 metres per month to support the ramp-up to the 3,800 tonnes per day production rate.

        On May 2, 2019, the Company announced that Executive Chairman and founding shareholder, Robert Quartermain, would retire from the Company on December 31, 2019. On November 14, 2019, the Company announced that its Board appointed Richard O'Brien and Jeane Hull as independent directors, and that Mr. O'Brien will assume the role of Board Chair following the retirement of Robert Quartermain.

        During the second quarter of 2019, pursuant to approval of its shareholders at the annual general and special meeting held on May 2, 2019, the Company amended its articles to delete preferred shares from its authorized share structure and to increase quorum requirements for shareholder meetings to two shareholders holding or representing by proxy at least 25% of the shares entitled to vote at such meeting.

        On September 30, 2019, the Company repurchased 100% of the offtake agreement dated September 15, 2015 (the "Offtake Agreement"), which applied to sales from the first 7,067,000 ounces of refined gold, which were to be sold to the offtake purchasers, in each case, at a price based on a market referenced gold price in U.S. dollars per ounce during a defined pricing period before and after the date of each sale. The Company thereby terminated its obligations under the Offtake Agreement in exchange for payment in the aggregate amount of approximately US$82 million, paid in two tranches, with approximately US$62 million paid on September 30, 2019 and approximately US$20 million paid in the fourth quarter of 2019. The Offtake Agreement was part of the construction financing package for the Brucejack Mine and, with its repurchase, the Company extinguished all components of the construction financing package.

        During 2019, the Company allowed its previously implemented shareholder rights plan agreement with Computershare Trust Company, as rights agent, to expire in accordance with its terms, without renewal or implementing a like plan.

        In 2019, the Brucejack Mine produced 354,405 ounces of gold and 516,977 ounces of silver. The Company sold 351,348 ounces of gold and 420,440 ounces of silver.

        A total of 1,303,001 (dry) tonnes of ore, equivalent to a throughput rate of 3,570 tonnes per day, were processed in 2019. The mill feed grade averaged 8.7 grams per tonne gold and recovery was 96.9%. 1,359,403 (wet; mined tonnes include moisture content) tonnes of ore were mined, equivalent to a mining rate of 3,724 tonnes per day.

        The Company generated US$484.5 million in revenue in 2019, resulting in net earnings of US$40.9 million for the year. Full year 2019 cash generated from operations was US$225.1 million. Further, the Company reduced its debt by US$180.4 million in the year.

2020 Subsequent Developments

        On February 12, 2020, the Company announced that its Board initiated an external search for a new President and Chief Executive Officer and that Joseph Ovsenek had agreed to continue to serve as President and Chief Executive Officer while the search was underway. The Company also announced that Warwick Board, Vice President, Geology and Chief Geologist, had resigned to pursue a new opportunity. Joseph Ovsenek resigned from the Company effective April 27, 2020 and Jacques Perron was appointed as President and Chief Executive Officer of the Company on the same date. Following the Company's annual general meeting of shareholders held on April 30, 2020, the Board appointed Mr. Perron as a director of the Company.

        On March 9, 2020, the Company announced an updated mineral reserve (the "2020 Mineral Reserve"), mineral resource (the "2020 Mineral Resource") and life of mine plan (the "2020 Life of Mine Plan", and together with the 2020 Mineral Reserve and 2020 Mineral Resource, the "2020 Updates") for the Brucejack Mine. The 2020 Updates were based on the ten quarters of mining operations at the Brucejack Mine since commercial production commenced in July 2017. The Valley of the Kings Zone proven and probable mineral reserve gold grade has been reduced from 13.8 grams per tonne to 8.8 grams per tonne (a 36% decrease from the 2019 Mineral Reserve grade) due to an update of the mineral resource and the application of a mine call factor that has been generated based on mining experience and reconciliations. All estimated costs have been updated with actual costs from 2019. Areas of cost increase include labour, environmental compliance and snow removal. The net present value decrease of 42% is mainly attributable to an update of the mineral resource and the application of a mine call factor that resulted in estimated sold ounces decreasing by 34%. Based on the Brucejack Report, foreseeable average annual gold production outlook over the next 10 years is currently expected to be over 357,000 ounces. The 2020 Updates are detailed in the Brucejack Report which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review under the Company's profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The Brucejack Report is the only current NI 43-101 compliant technical report with respect to the Brucejack Project and supersedes all previous technical reports.

Exploration Assets

        Our exploration and evaluation assets are the Snowfield Project, the Bowser Claims and the PPDD Project.

Snowfield Project

        We have a 100% interest in the Snowfield Property which borders Brucejack Mine to the north and is comprised of one mineral claim with an area of 1,217 hectares. The Snowfield Project mineral claim is in good standing until 2030 and we continue to conduct baseline environmental studies for potential future development. The Snowfield Project represents a longer-term gold opportunity for our shareholders. Although we do not have a development plan as yet for the Snowfield Project, we plan to continue to explore the area and have budgeted for additional environmental studies which will benefit both Brucejack and Snowfield Projects.

Bowser Claims

        The Bowser Property is located southeast of the Brucejack Mine and comprises 1,220 square kilometres. An extensive regional exploration campaign was initiated in 2015 to identify mineralized zones similar to the Valley of the Kings Zone or Eskay Creek deposits. To date, the comprehensive regional exploration program has included the collection of over 15,700 samples, regional mapping, prospecting, airborne geophysics, ground geophysics, hyperspectral mapping, and data compilation. The 2019 exploration program included 19,850 metres of drilling, completed by four drills. Drilling focused on testing high-priority targets across the Bowser Property, including a potential Eskay Creek style volcanogenic massive sulphide ("VMS") system in the A6 Zone, a structurally controlled intrusion-related gold system at the Koopa Zone, a porphyry copper-gold system in the Haimila Zone, and Brucejack-style epithermal system in the Tuck and American Creek Zones. The most promising results of the 2019 program were encountered at the A6 Zone.

        The A6 Zone is located approximately 14 kilometres northeast of the Brucejack Mine. A prospecting and mapping program in 2018 outlined an area with stratigraphy consistent with a paleo-rift environment, favorable to the formation of Eskay Creek-style VMS systems. Drilling in 2019 included 17 drill holes totaling 8,340 metres and identified a buried rhyolite dome capped by a mudstone unit locally anomalous in arsenic and mercury. The rhyolite dome is up to 200 metres thick, at least 500 metres wide and 2 kilometres long, and remains open to the north and south. The rhyolite is intensely sericite altered, hosts pyrite stringer zones, and locally hosts anomalous copper and silver values. In two drill holes peripheral to the rhyolite, narrow structural intersections of high-grade silver and copper mineralization were found. The alteration and geochemistry further indicate potential for hosting an Eskay Creek-style VMS system at the A6 Zone. Follow-up drilling will test along the strike of the rhyolite to fully define the limits of the dome and to look for paleo vent zones, which are expected to be marked by the accumulation of massive sulphides.

        The Koopa Zone, located approximately 30 kilometres east-southeast of the Brucejack Mine, hosts a structurally controlled quartz, pyrite and arsenopyrite vein system that cross-cuts sericite altered Iskut River Formation. The trace element geochemistry is indicative of an intrusion related gold system. A total of 5,771 metres of drilling in 13 holes was completed in 2019 testing along strike from the 2018 drilling. This drilling defined a 300-metre-long deformation zone that hosts low-grade gold in veins and vein margins. The mineralized zone is northwest-southeast trending and is open to the northwest and at depth. Follow-up drilling to target high-grade gold at depth in the Koopa Zone is planned for 2020.

        The Haimila Zone is located approximately 20 kilometres southeast of the Brucejack Mine where surface sampling over the previous two field seasons had found numerous discontinuous quartz-sulphide veins that contain anomalous values of gold and copper. On the west side of the Haimila Glacier, these veins are associated with zones of strong propylitic and phyllic alteration, which are believed to be porphyry-related. Two drill holes totaling 531 metres tested the alteration zone in 2019. Both holes intersected up to 100 metres of phyllic alteration anomalous values of gold and copper throughout. Follow-up drilling to test the copper-gold porphyry potential in the Haimila Zone is planned in 2020.

        At the Tuck Zone, a total of five drill holes tested a 400-metre-long section of the zone in 2019, all of which intersected a flat lying bed of intensely altered volcanics that contained low-grade gold associated with pyrite. Follow-up work will include testing for structurally hosted, high grade gold mineralization. Anomalous gold and copper results at the American Creek and Canoe Zones will continue to be evaluated for potential follow-up.

        The 2020 regional exploration program is expected to primarily focus on exploration for an Eskay Creek style volcanogenic massive sulphide mineralization at the A6 Zone, for intrusion related gold mineralization at the Koopa Zone, and for epithermal and porphyry related gold mineralization elsewhere on the property. We anticipate commencing the exploration program in the second quarter of 2020 on the assumption that the restrictions related to the COVID-19 pandemic have been lifted.

PPDD Project

        The PPDD Project is a deep underground exploration program involving the testing of the extent of Brucejack-style mineralization and the porphyry potential directly below the Brucejack Mine at depth.

        In early 2019, as part of the PPDD Project and based on the previous drill results and follow-up geophysical program and mineral chemistry evaluation, two deep holes were drilled to further test the porphyry potential below the Valley of the Kings Zone and the Flow Dome Zone. Both holes encountered Brucejack-style, gold-silver bearing quartz carbonate stockwork, and intersected anomalous copper and molybdenum mineralization at depth, indicative of a porphyry and similar to that noted in the 2018 deep exploration drilling. As a follow up, a third deep hole with a length of 1,677 metres was drilled northeast under the Valley of the Kings Zone deposit in 2019. Hole VU-2019, drilled at a minus 85 degree angle from the 1130 m Level in the Valley of the Kings Zone underground development, intersected two zones of anomalous copper and molybdenum mineralization at depth, indicative of porphyry-style mineralization and similar to that encountered during the 2018 deep exploration drilling. The first intersection, between 1,130 metres to 1,330 metres down hole, corresponds to a zone of propylitic alteration with sporadic intersections of tourmaline, porphyry-style veinlets, and intermediate dikes. The second intersection, between 1,400 metres to 1,675 metres down hole, corresponds to a zone of variable phyllic, propylitic, and sodic-calcic alteration. Geological observations noted in VU-2019 indicate an increased proximity to porphyry-style mineralization compared to the previous deep drilling.

        Based on a review of the results of Hole VU-2019 in conjunction with results from previous deep underground exploration drilling and geophysical data, a fourth drill hole was initiated to target the porphyry potential to the northwest of drill hole VU-2019.

        In addition, hole VU-2019 intersected several zones of Brucejack-style veining and alteration from the collar to a depth of 980 metres down hole. The three deep holes drilled as part of the PPDD Project in 2019 were drilled in an area uninformed by previous drilling, suggesting the potential extension of Brucejack-style mineralization at depth below the Brucejack Mine.

The Brucejack Project

        The following disclosure relating to the Brucejack Project is based on information derived from the Brucejack Report, the NI 43-101 compliant technical report on Brucejack with an effective date of March 9, 2020. Reference should be made to the full text of the Brucejack Report, which is available electronically on the SEDAR website at www.sedar.com under our SEDAR profile, as the Brucejack Report contains additional assumptions, qualifications, references, reliances and procedures which are not fully described herein. The Brucejack Report is the only current NI 43-101 compliant technical report with respect to the Brucejack Project and supersedes all previous technical reports.

        The Brucejack Project is located on the Brucejack Property, which consists of four mining leases and six mineral claims currently totalling 3,305.85 hectares. The mining leases are in good standing until September 17, 2020 and all mineral claims are in good standing until January 31, 2031.

Brucejack Project Description and Location

        The Brucejack Property is centred at approximately latitude 56°28'20"N by longitude 130°11'31"W, approximately 950 kilometres northwest of Vancouver, 65 kilometres north-northwest of Stewart, and 21 kilometres south-southeast of the Eskay Creek Mine. Ten mineralized zones are currently recognized on the Brucejack Project area, extending from the Hanging Glacier Zone in the north to the Bridge Zone in the south. Although five of these zones have been explored in some detail (West Zone, Valley of the Kings Zone, Bridge Zone, Gossan Hill Zone, and Shore Zone), mining is focused on just the two zones for which there are current mineral resources and mineral reserves: the Valley of the Kings Zone and the West Zone.

        The Company acquired our 100% interest in the Brucejack Project and the adjacent Snowfield Project in December 2010, pursuant to a purchase and sale agreement with Silver Standard Resources Inc. (now known as SSR Mining Inc.) ("Silver Standard"). The Brucejack Project, not including mining lease no. 1038600, is subject to a 1.2% net smelter returns royalty in favour of Franco-Nevada Corporation ("Franco-Nevada") on production in excess of 503,386 ounces of gold and 17,907,080 ounces of silver.

        Mining lease no. 1038600 is subject to a 2% net smelter return royalty, minimum annual payments of C$50,000 with a buy out provision of C$4 million per 1%, for a total buyout of C$8 million. Mining lease 1038600 does not cover any of the area within the current mine plan.

        There are no known environmental liabilities or other significant risks or factors that may affect access, title, or the ability or right to operate the mine or perform work on the Brucejack Property, beyond the geopolitical, economic, permitting, and legal climate that the Company operates in and the Company's ability to secure any required approvals, consents, and permits under applicable legislation.

Property Location and Access Map

BRITISH COLUMBIA
CANADA
Dease Lake
Iskut
BRUCEJACK MINE
STEWART
Smithers
Terrace
Prince Rupert
PRINCE GEORGE
VANCOUVER
0 50 100
Kilometers
Eskay Creek
Treaty Creek
37
Wildfire Camp
Snowfield
Valley of the Kings
Brucejack
Knipple Camp
Access Road
Bowser Lake
Bowser Camp & Airstrip
Transmsision Line
37
BRITISH COLUMBIA
ALASKA
138 KV Powerline
Scottie Gold
Premier
37A
Meziadin Junction
Meziadin Lake
37A
UTM Zone 9 (NAD83)
0 5 10 20
Kilometers

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

        The Brucejack Project is located in the Boundary Range of the Coast Mountain Physiographic Belt.

        The Company constructed a 73 km access road that links Brucejack Camp to Highway 37 at km 215, approximately 60 km north of Meziadin Junction (the "Brucejack Access Road"). From Highway 37 the road crosses the Bell Irving River to Wildfire Camp and then traverses Wildfire Creek valley to the headwaters of Scott Creek, traverses along Scott Creek valley to Bowser River valley and then proceeds along Bowser River valley to Knipple Glacier, a distance of 58 km. A 12 km road is established along Knipple Glacier to the headwaters of the Brucejack Creek watershed at which point the road extends 3 km to the mine site.

        Provincial permits and federal authorization of the mine prohibit public use of the Brucejack Access Road. A gate is located at the Highway 37 junction, and security screening is undertaken at Wildfire Camp. Along the Brucejack Access Road, an approximately 5,000 ft aerodrome has been established at Bowser Aerodrome 5 km east of Knipple Camp (Lake). Personnel, equipment, fuel and camp provisions are driven to a staging area at Knipple Camp, before being taken over the glacier to the Brucejack Camp.

        The Brucejack Property area is also easily accessible with the use of a chartered helicopter from the town of Stewart, or seasonally from the settlement of Bell II. The flight time from Stewart is approximately 30 minutes and slightly less from Bell II; however, Stewart has the advantage of having an established year-round helicopter base.

        The larger communities of Smithers and Terrace, located 326 km and 300 km respectively by road, provide hubs for mine personnel to live and airports for out-of-the-region staff to commute to site. Charter busses provide transport from these communities and other communities along Highway 16 to the Brucejack Mine.

        Rail traffic can load and unload in Terrace, and port facilities at Stewart and Prince Rupert are available for off-shore transport.

Climate

        The climate is typical of northwestern British Columbia with cool, wet summers, and relatively moderate but wet winters. Annual temperatures range from +20°C to –20°C. Precipitation is high with heavy snowfall accumulations ranging from 10 metres to 15 metres at higher elevations and 2 metres to 3 metres along the lower river valleys. Snowpacks cover the higher elevations from October to May. The optimum field season is from late June to mid-October.

Infrastructure

        All resources are brought into the mine and remote camps via the Brucejack Access Road. Infrastructure along the Brucejack Access Road includes camps at Wildfire and Knipple and Bowser Aerodrome, 5 km east of Knipple Lake. At the mine, the camp comprises accommodation for 542 with recreational, office, and multiple support facilities. The nearest off-site infrastructure is located in the town of Stewart, approximately 65 km to the south, which has a minimum of supplies and personnel. The towns of Terrace and Smithers are also located in the same general region as the Brucejack Property, and both are directly accessible by daily air service from Vancouver.

        The nearest railway is the Canadian National Railway Yellowhead route, which is located approximately 220 km to the southeast. This line runs east-west and terminates at the deepwater port of Prince Rupert on the west coast of BC.

        Stewart, BC, the most northerly ice-free shipping port in North America, is accessible to store and ship concentrates. At the effective date of the Brucejack Report, the Brucejack Mine ships concentrate via this terminal.

        A BC Hydro high-voltage, 138 kV transmission line services Stewart, BC. The Long Lake transmission line extends north from Stewart and connects their generating facilities with a BC Hydro high-voltage transmission line. The 57 km Brucejack transmission line extends from the Long Lake generation station to the mine via the Knipple Substation. Electric power is stepped down at the Knipple Substation from 138 to 69 kV and is then delivered to Brucejack Mine site. Emergency power is available from diesel generators located at the Brucejack Mine.

        Mine infrastructure and infrastructure along the road are permitted under a variety of permits for water use and camps with land use held under various Licenses of Occupation. Tailings storage and waste rock are permitted under discharge permits with adequate storage capacity in Brucejack Lake. The access road is permitted under a provincial Special Use Permit.

History and Exploration

        The earliest known prospecting in the Brucejack Lake area occurred in the 1880s. In 1935, copper-molybdenum mineralization was discovered on the Sulphurets Property by prospectors in the vicinity of the Main Copper Zone, approximately 6 km northwest of Brucejack Lake; however, these claims were not staked until 1960. From 1935 to 1959, the area was relatively inactive with respect to prospecting; however, it was intermittently evaluated by a number of different parties and resulted in the discovery of several small copper and gold-silver occurrences in the Sulphurets-Mitchell Creek area. In 1959, Granduc Mines Ltd. ("Granduc") and Alaskan prospectors staked the main claim group, covering the known copper and gold-silver occurrences, which collectively became known as the Sulphurets Property. This was the start of what could be termed the era of modern exploration.

        Various operators explored the area beginning in 1980, including the completion of an extensive development and underground drilling program on the West Zone between 1986 and 1991 by the Newcana Joint Venture among Granduc, Newhawk Gold Mines Ltd. ("Newhawk") and Lacana Mining Corporation.

        In 1994, exploration on the Bruceside Property consisted of detailed mapping. Sampling, trenching, and drilling were on the ten best and highest priority targets on the property (including the West Zone).

        In 1999, Silver Standard acquired Newhawk, and with it, Newhawk's 100% interest in the Snowfield Property and 60% interest in the Bruceside Property and created separate projects for the Snowfield and Brucejack deposits. In 2001, Silver Standard acquired Black Hawk Mining Inc.'s 40% direct interest in the Bruceside Property, resulting in 100% interest in the Bruceside Property, which it subsequently renamed the Brucejack Property.

        Silver Standard initiated exploration on the Brucejack Property in 2009. The program included drilling, rock-chip and channel sampling, and re-assaying of historical drill core pulps. Results of this work confirmed that assay data from the majority of the historical drillholes on the Brucejack Property (849 out of 901 holes targeting five zones) were suitable for use in geological modeling and resource estimation. A total of 17,964 m in 37 diamond drillholes were completed during the 2009 field season. Twelve drillholes were targeted at what would become the Valley of the Kings Zone.

        The 2010 drill program, which totaled 33,480 m in 73 drillholes, was designed to continue definition of bulk tonnage mineralization on the Brucejack Property and to determine the nature and continuity of the high-grade mineralization intersected in the Valley of the Kings Zone. Approximately one third of the 2010 drilling targeted the Valley of the Kings Zone and included gold intersections of up to 5,850 g/t Au over 1.5 m. The bulk tonnage drilling achieved its intended goal when a sizeable mineral resource was estimated for the Brucejack Property. The relatively dense drilling from the bulk tonnage drilling program, with drill spacings of 100 m by 100 m to 50 m by 50 m, formed the basis upon which the bulk tonnage resource model was built. Numerous high-grade intervals were intersected as part of this drilling, which allowed for the initial delineation of high-grade mineralization trends and preliminary domain definition in the Valley of the Kings Zone. In 2010, Silver Standard sold the Snowfield and Brucejack Properties to the Company.

        In 2011, a bulk-tonnage resource update was released with an initial high-grade resource for the Valley of the Kings Zone. An additional high-grade resource estimate, with sensitivity testing, was released in November. Brownfields exploration included detailed surface geological mapping, limited surface sampling, and limited geophysics. A total of 178 diamond drillholes were completed, totaling 72,805 m. The program targeted previously defined high-grade intersections primarily in the Valley of the Kings Zone (60% of the total), but also in the Gossan Hill Zone, Shore Zone, West Zone, and Bridge Zone targets. Dewatering of the historical West Zone underground development was carried out to assess the condition of the workings and determine if the workings could be used as a launching point for a development drive to the Valley of the Kings Zone.

        In 2012, detailed brownfields surface geological mapping and associated supplementary surface geochemical sampling was continued. A total of 301 drillholes were completed, totaling 105,500 m of drilling during the 2012 drilling program. Zones within 150 m of surface were drilled at 12.5 m centers, with the deeper parts (down to about 350 m below surface) being drilled at approximately 25 m centers. Drilling at greater depths was generally only able to reliably achieve 50 m centers. The results of the 2012 drilling were incorporated into a revised mineral resource. This resource estimate formed the basis for a feasibility study on the Brucejack Property, which was completed in June 2013.

        In 2013, a total of 24 surface diamond drillholes (5,200 m) were completed on the main and eastern parts of the Valley of the Kings Zone. An additional 575 m of shallow geotechnical drilling was conducted in 13 drillholes. The Company extracted a 10,000 t bulk sample to further evaluate the geological interpretation and resource estimate for the Valley of the Kings Zone. Geological mapping (face, back, and ribs), channel, and chip sampling were conducted on a round-by-round basis for all the underground workings developed as part of the bulk sample.

        Bulk sample material from each round (approximately 100 t) was sampled through a sampling tower, and all the material mined was sent as defined rounds to the Contact Mill in Philipsburg, Montana, for processing. A total of 5,923 oz Au were produced from 10,302 t of bulk sample material processed through the mill at an average grade of 17.88 g/t Au. The results provided confidence in the November 2012 mineral resource and were used for parameter calibration and confidence classification in the December 2013 resource estimates for the Valley of the Kings Zone (the "December 2013 Mineral Resource").

        A total of 16,500 m of underground drilling was conducted to augment the bulk sample results by drilling off a larger area around the bulk sample workings on the 1345 m Level. Drilling was conducted on approximately 7.5 m centers over an area of 120 m east-west by 60 to 90 m north-south by 120 m vertically. Additional underground exploration drilling was conducted to test targets outside of the bulk sample area. Underground drilling totaled 38,840 m in 409 drillholes.

        Surface geological mapping and supplementary surface geochemical sampling was continued, albeit with a more greenfields exploration goal than in previous years. The majority of this exploration was conducted on our claims outside of the Brucejack Property area.

        In 2014, approximately 11,200 m of surface drilling in 12 drillholes testing the mineralization potential at depth beneath the Valley of the Kings Zone was conducted. Geotechnical drilling totaled 725 m in 15 drillholes.

        An airborne magnetic and radiometric survey was conducted over the Brucejack Property and the wider Company claim area by Precision GeoSurveys Inc. ("Precision"). Approximately 750-line km (of a total 1,185-line km) were flown at a 200 m line spacing over the Brucejack Property. Line spacings of between 400 m and 500 m were flown on the broader Company claim area. A Scintrex Cs vapour CS-3 magnetometer and an IRIS were used to collect the data.

        Additional Spartan MT data were acquired from both the Snowfield and Brucejack Properties in August and September by Quantec Geoscience Ltd. This work was aimed at targeting porphyry and epithermal mineralization and improving geological knowledge on the two property areas. Following 1D and 3D inversion modelling of the data, a total of ten conductive feature anomalies were identified, the most significant of these on the Brucejack Property being beneath the large flow foliated latite dome to the east of the Valley of the Kings Zone (the "Flow Dome Zone"). These features were interpreted as reflecting increased alteration with abundant sericite content. Results of the geophysical surveys were used for enhanced structural interpretations as well as porphyry and epithermal deposit vectoring, targeting, and exploration program planning.

        A total of 605 surface rock outcrop grab, chip, and channel samples were collected on the Brucejack Property.

        Our main focus between 2015 and 2017 was on the permitting, financing, construction, and commissioning of the Brucejack Mine. Brucejack Property exploration between 2015 and 2018, consequently, largely targeted resource and reserve expansion of the Valley of the Kings Zone through underground drilling.

        In 2015, limited surface exploration drilling (8,380 m in 10 drillholes and two wedges) was conducted on the Brucejack Property, with 6,199 m in 8 drillholes (including two wedges) targeting the Flow Dome Zone. Other zones targeted included the Hanging Glacier Zone (987.33 m in three drillholes) and one drillhole in the South Zone. Surface mapping and limited surface sampling of the Flow Dome Zone augmented the drilling. Results of this drilling highlighted the continuation of Valley of the Kings Zone style phyllic alteration and electrum mineralization beneath the main part of the Flow Dome Zone, as well as isolated occurrences of relic potassic and propylitic alteration, bornite, and chalcopyrite. The drilling did not intersect the interpreted causative porphyry.

        Additional airborne geophysical surveys were conducted as part of the Company's claim block-wide airborne survey by Precision between July and October 2015, as a follow-up to the 2014 airborne survey. Although no new magnetic or radiometric lines were flown over the Brucejack Property in 2015, 1TEM electromagnetic data were obtained as part of Block 2 of this survey. The Block 2 survey was flown at a 200 m spacing between lines, with most of the lines flown in an east-west direction. Two of six north-south tie lines (spaced at 4,500 m) were flown over the Brucejack Property. Results of the survey over the Brucejack Property indicated the presence of an extensive hydrothermal footprint in this area, characterized by elevated conductivity. Known mineralized zones on the Brucejack Property are located within the elevated conductivity footprint. All of the 2015 surface diamond drillholes drilled into this footprint intersected extensively altered (generally phyllic alteration) and anomalously mineralized rocks. The electromagnetic data are being used in conjunction with other geological and geophysical data for brownfields exploration targeting.

        In 2018, underground exploration drilling aimed at connecting the Valley of the Kings Zone to the Flow Dome Zone and testing the porphyry potential at depth beneath the Flow Dome Zone was conducted from the 1200 m Level in the Brucejack Mine. A total of 3,138 m was drilled in two underground exploration drillholes. Results of this drilling showed that Valley of the Kings Zone-style mineralization and alteration was continuous from the Brucejack Mine to the Flow Dome Zone. Anomalous copper and molybdenite mineralization coincided with a zone of relic potassic alteration between 1,400 and 1,485 m downhole depth in drillhole VU-911 and occurs more diffusely over a broader area in drillhole VU-820. The key to intersecting the source porphyry is to highlight the extent of the porphyry to epithermal transition zone and its potential for additional Valley of the Kings Zone-style electrum mineralization, in addition to assessing the gold potential of the source porphyry.

        Additional ground-based geophysical surveys were conducted as part of the 2018 Flow Dome Zone exploration program by Frontier Geosciences Inc. ("Frontier"). A total of 8,560 m of surface induced polarization ("IP") and 6,640 m of reflection seismic ground surveys were conducted on four lines across the Brucejack Property in 2018. Both IP and seismic surveys were conducted on each of the three northeast-southwest trending lines, with only IP being conducted on the north-northwest trending linking line. Survey results were used in conjunction with other geological and geophysical data for brownfields exploration targeting in 2019.

        In 2019, underground exploration drilling to further investigate the extent of the epithermal system and potential porphyry source continued. A total of 8,810 m of drilling was completed in six underground exploration drillholes from the 1200 m; 1130 m; and 1110 m Levels in the Brucejack Mine. The results of this drilling demonstrated the continuity of gold mineralization below the Valley of the Kings Zone, with visible gold mineralization observed more than 500 m below the current Valley of the Kings Zone resource.

        During the initial stages of the 2019 exploration drilling program, the focus remained on testing exploration targets beneath the Flow Dome Zone. Drill core samples at various depth intervals in the exploration drillholes were collected and analyzed for chlorine content in apatite, which was observed to increase with depth down-hole. At the same time, analysis of a suite of rock chip samples collected from stations at various elevations within the underground mine showed that gold content in electrum and iron content in sphalerite both increased with depth in the underground mine. Collectively, these geochemical trends were interpreted as being consistent with higher temperatures approaching a porphyry source; furthermore, the porphyry source may be more centrally located than previously thought, located deep beneath the Valley of the Kings Zone epithermal gold deposit.

        To further aid exploration efforts, a review of previously collected magnetotelluric resistivity data was completed by Quantec Geoscience Ltd., producing a series of 2D inversions displaying subsurface resistivity trends along north-south and east-west oriented section lines. Section line BJ19-03 identified a large, 'pipe-like', low-resistivity anomaly located approximately 200 m north of the Valley of the Kings Zone that extended from surface to a depth of 1,360 m (from 1,400 to 40 m elevation). Drilling results showed an interval of highly anomalous copper mineralization between 1,200 to 1,122 m, occurring within a broader interval of weak copper mineralization from 1,150 to 1,415 m depth. Additional drilling was done to investigate the alteration and mineralization observed and continued into 2020.

        Additional ground-based IP geophysical surveying was conducted by Frontier in 2019, as a follow-up to the surface geophysical survey completed in 2018. The survey consisted of a large-scale, 3D IP survey that covered approximately 19.8 km, over 9 separate lines.

        The final results and report from Frontier had not been received at the time of writing of the Brucejack Report; however, preliminary results for the survey are used in conjunction with other geological and geophysical data for additional brownfields targeting of potential porphyry sources at depth near the gold-silver deposit incorporating the Valley of the Kings Zone and the West Zone (the "Brucejack Deposit"). The areas of highest chargeability identified in the induced polarization survey are concentrated under the glacier to the south and east of the Bridge Zone, and on the northeast side of Brucejack Lake. High chargeability may indicate the presence of disseminated sulphides hosted within the bedrock in these areas. Low resistivity was recorded over much of the survey area, likely due to the presence of hydrothermally altered rocks and clay minerals that are widespread in the Brucejack Deposit and surrounding regions.

Geological Setting

        The Brucejack Deposit is situated on the western side of the Stikine Terrane of the Canadian Cordillera. Stikinia is the largest and westernmost of several exotic terranes in the Intermontane morphogeologic belt of the Canadian Cordillera. Stikinia is interpreted as a Philippine-style intra-oceanic island arc terrane, formed between mid-Palaeozoic to Middle Jurassic time, when it was accreted to the North American continental margin. Western Stikinia was subsequently affected by thin-skinned deformation during Cretaceous accretion of the outboard Insular Belt terranes.

        The Brucejack Deposit is part of the Sulphurets Mineral District, is located on the eastern limb of the north-plunging McTagg Anticlinorium, the northern closure of the Stewart-Iskut Culmination Volcanic arc-related rocks of the Triassic Stuhini Group form the core of the anticlinorium, and are successively replaced outwards by volcanic arc-related rocks of the Jurassic Hazelton Group and clastic basin-fill sedimentary rocks of the Middle Jurassic to Lower Cretaceous Bowser Lake Group. A major unconformity separates the Stuhini and Hazelton Group rocks. As a consequence of its location relative to the axis of the culmination, Brucejack Deposit rocks are tilted and generally display a progressive younging towards the east.

        The Brucejack Deposit area is largely underlain by volcano-sedimentary rocks of the Lower Jurassic Hazelton Group. These rocks unconformably overlie volcanic arc sedimentary rocks of the Upper Triassic Stuhini Group along the western-most part of the Brucejack Project area. The rocks are variably altered and deformed, with zones of intense quartz-sericite-pyrite (phyllic) alteration being associated with increased deformation due to preferential strain partitioning in sericite-rich zones.

        Aa north-south trending, broadly arcuate, concave-westward 0.5 to 1.5 km wide band of variably phyllic-altered rocks and associated quartz stockwork extends over 5 km across the Brucejack Property area. The band straddles the late-stage brittle faults that are likely of Tertiary age and which represent reactivated older structures (the "Brucejack Fault") across the Brucejack Project area, shifting from the west side of the fault in the north of the Brucejack Project area to the fault's east side further south. The phyllic alteration typically contains between two and 20% pyrite, affects rocks from the bottom to the top of the lithological sequence, and, depending on the alteration intensity, can preclude protolith recognition. More than 40 mineralization showings, associated with the alteration band, have been identified on the Brucejack Project area, highlighting the exceptional exploration potential of the area.

Mineralization

        Visible gold and silver mineralization in the Brucejack Deposit occurs as electrum and is predominately hosted in quartz-carbonate to carbonate vein and vein breccia structural corridors within broader stockwork zones. Additionally, low-grade (less than 5 g/t) gold mineralization occurs sub-microscopically in vein- and wall rock-hosted arsenian pyrite (invisible gold) throughout the Valley of the Kings Zone and possibly within the West Zone as well. Electrum-bearing quartz-carbonate veins and stockwork overprint and are co-spatial with earlier porphyry-related phyllic alteration in the Brucejack Deposit.

        The Valley of the Kings Zone is currently defined over 1,200 m in east-west extent, 700 m in north-south extent, and 650 m in depth. Deep drilling has indicated that the alteration, mineralization, and veining in this zone extend to a depth of at least 1,100 m. Mineralization in the Valley of the Kings Zone is open to the east, west, and at depth. Deep exploration drilling conducted under the Flow Dome Zone in 2018 was successful in confirming the presence of Valley of the Kings Zone-style mineralization from the eastern edge of the Valley of the Kings Zone to beneath the Flow Dome Zone, which lies approximately 1,000 m further east. The West Zone is currently defined over 590 m along its northwest strike, 560 m across strike, and down to 650 m in depth, is open to the northwest, southeast, and at depth to the northeast. The Valley of the Kings Zone contains higher gold and lower silver grades than the West Zone.

        Precious metal mineralization is ubiquitous throughout the vein systems; however, its continuity is not correlated to any specific geologic continuity; although mineralized structural corridors can be continuous on the meters- to tens-of-meters scale, the within-vein gold and silver distribution is highly erratic. Nevertheless, the distribution and grade of precious metal mineralization within the mineralized structural corridors within the broader stockwork system is of significant economic interest.

Mineralized Zones

Valley of the Kings Zone

        Six stages of veining have been recognized in the Valley of the Kings Zone. Discontinuous, deformed, and variably oriented pyrite-quartz-calcite stringer veinlets represent the earliest stage of veining (Stage I). These veinlets are widespread in zones of phyllic alteration and may represent D-type veinlets associated with early porphyry-style alteration. Stage II veins are translucent to white, discontinuous, microcrystalline quartz veinlets found exclusively within pervasively silicified rocks. Stage I and II veins are pre-mineral with respect to precious metal mineralization as they are always cut by electrum-bearing epithermal veins. Electrum mineralization occurs in quartz-carbonate (Stage III), base metal sulphide-quartz-carbonate (Stage IV), and manganoan calcite (Stage V) sheeted veinlets, veins, vein breccia, and vein stockwork. Stages III-V veins are considered to have formed coevally as they display complex multiple overprinting relationships. Barren, thrust-related quartz-chlorite veins and tension gashes (Stage VI) cut all earlier vein generations and are likely mid-Cretaceous in age. Stage III veins increase in abundance at depth, to the west, and to the east in the Valley of the Kings Zone.

        Stages III to V veins are locally undeformed to weakly deformed, but display pinch-and-swell textures in high strain zones. Classic epithermal vein textures, including crustiform banding, sparse cockade textures, and vugs are locally present in Stage III and IV veins. Electrum in all mineralized vein stages occurs in a variety of textures, including common fine- to coarse-grained dendrites, lesser amounts of coarse subhedral clots and aggregates, and uncommon fine- to medium-grained, subhedral to euhedral sheet- to plate-like crystals. The ratio of electrum varies significantly, with each of the three main mineralized vein stages displaying unique gold/silver signatures, ranging from 30 to 70% Au. Stage V veins typically contain electrum with the highest proportion of gold, whereas Stage IV veins contain predominantly silver-rich electrum that is locally chemically zoned (gold-rich cores surrounded by silver-rich rims). There does not appear to be any significant compositional zonation of electrum as a function of spatial location.

West Zone

        Mineralization and veining in the West Zone were investigated in the late 1980s and early 1990s by Newhawk and research geologists. These studies documented mineralization and vein parageneses broadly similar to that described above for the Valley of the Kings Zone, with two notable exceptions: ore stage veins have a lower modal abundance of electrum and higher modal abundance of base metal sulphide and silver sulphosalt minerals and, therefore, a lower gold/silver ratio than those in the Valley of the Kings Zone, and the mineralogy of pre-mineralization-stage veining in the West Zone is different to that of the Valley of the Kings Zone: Stage I veinlets in the West Zone are represented by potassium feldspar-quartz veinlets.

Deposit Types

        The Brucejack Deposit is interpreted to be a deformed porphyry-related transitional to intermediate sulphidation epithermal high-grade gold-silver vein, vein stockwork, and vein breccia deposit that formed between 184 to 183 Ma. High-grade gold-silver mineralization was formed in association with a telescoped, multi-pulsed magmatic-hydrothermal system beneath an active local volcanic center.

        The Brucejack Deposit has many characteristics in common with intermediate sulphidation epithermal systems. Intermediate sulphidation epithermal systems occur in calc-alkaline andesite-dacite arcs and can be spatially associated with porphyry systems and individual volcanic centers. Brownfields exploration drilling from 2018-2019 tested the porphyry potential below the Valley of the Kings Zone and in the Flow Dome Zone.

        Mineralization in these systems is overwhelmingly hosted in veins, sheeted veins, vein stockwork, and vein breccia, with gold-silver occurring as electrum. Whilst the majority of these types of epithermal systems form in arcs with neutral to extensional tectonic environments, Victoria (the gold-rich type example) and the giant Baguio Au district (both in the Philippines) were formed in a compressive island arc. The Brucejack Deposit appears to have formed in a compressive island arc setting. Intermediate sulphidation epithermal deposits contain significant quantities of precious metals. The Brucejack Deposit has similarities in terms of vein style, mineralization paragenesis, and alteration to the Fruta del Norte high-grade gold deposit in Ecuador (greater than 155 t Au) and the Porgera gold deposit in Papua New Guinea (greater than 660 t Au).

Drilling

        Underground diamond drilling conducted on the Brucejack Property in 2019 included exploration (deep drilling) and resource expansion (15 to 30 m centers) fan drilling in the Valley of the Kings Zone. The majority of this drilling was HQ diameter core drilling aimed at improving resolution for increased confidence in the Valley of the Kings Zone mineral resource. Underground resource drilling included 113,507 m in 727 underground diamond drillholes; 555 of these holes had results available at the time of resource cut-off for a total of 81,060 m. Surface resource expansion diamond drilling totaled 2,298 m in 18 drillholes; two holes had assay data for a total of 239 m of assayed core at the time of resource cut-off. Underground deep exploration diamond drilling totaled 8,810 m in six drillholes, one of which was a wedge hole. Assay data for four of these holes were available at the time of resource cut-off, corresponding to a total of 6,025 m. The deep exploration drillholes were drilled from the underground mine towards the east, southeast, and north to test the depth extension potential of the Valley of the Kings Zone mineralization, and for porphyry-style mineralization and other geochemical indicators that may help vector towards a potential source porphyry at depth.

        The updated drillhole database provided includes an additional 555 HQ diamond drillholes for a total of 89,121 additional drilled metres, and at the time of cut-off represented 86,719 m of new assay data.

        The resource expansion drilling (15 to 30 m spacing) conducted during 2019 was designed to expand and upgrade the Valley of the Kings Zone resource in the southern, western, and northwestern portions of the deposit. Drilling was completed in two phases with phase one being drilled from the 1170 m; 1140 m; and 1110 m Levels, and phase two was drilled from the western end of the 1320 m Level. Phase two was still ongoing at the writing of the Brucejack Report. Phase one drilling was primarily completed towards the southwest, targeting an area between the 1050 m and 1200 m Levels across the Valley of the Kings Zone. Phase two drilling targeted a large area between the western extents of the Valley of the Kings Zone development and the Brucejack Fault between the 1200 m and 1380 m Levels. A surface resource drilling program commenced in the fall of 2019 to increase confidence in mineralized domains in the upper levels of the Valley of the Kings Zone.

        The resource fan drilling conducted during 2019 was designed to increase the drill density within the Brucejack resource and to test mineralized domains to depth in the south, the west, and northwest of the Valley of the Kings Zone. The drilling confirmed the geological interpretation of continuous, dominantly east-southeast-west-northwest trending structural vein and vein stockwork corridors containing ubiquitous, yet highly variable and erratically distributed gold and silver mineralization in the Valley of the Kings Zone.

        The deep exploration drillholes drilled in 2019 were successful in demonstrating the presence of Valley of the Kings Zone-style mineralization at depth. They were also successful in intersecting porphyry-style alteration and mineralization at depth.

Sampling, Analysis and Data Verification

        HQ diameter diamond drillcore samples were collected at intervals of 1 to 1.5 m in length for surface and underground exploration drillholes, as well as for underground resource definition and infill drillholes. Reverse circulation samples were collected as part of the underground reverse circulation drillhole trial conducted in early 2018. Two, 2 kg dry reverse circulation sample splits were collected from a cyclone splitter directly into pre-labelled plastic sample bags every 1.52 m. Whole core samples were sent to the ALS Global ("ALS") facility in Terrace, BC for sample preparation. Analysis was completed by the ALS Vancouver laboratory in North Vancouver, BC. Secondary lab checks were completed at MS Analytical in Langley, BC. These laboratories are all independent of the Company.

        The Company's quality assurance ("QA") / quality control ("QC") protocols for the Brucejack Deposit included tests for data accuracy, precision, and sample cross-contamination using duplicates (coarse and pulp duplicates), coarse blanks, and certified standards. Additional coarse blank samples were inserted immediately following samples with logged visible gold to quantify and avoid any potential cross-contamination between samples during laboratory sample preparation. QA/QC assay data checks were completed on a regular basis by the database manager. Pulp checks were requested where certified standard samples had 3SD accuracy fails in Au mineralized areas. Re-assay results from QA/QC checks were imported and assigned precedence in the database. QA/QC reporting was completed in-house by the database manager and reviewed by the QP (defined herein). The QA/QC analysis indicated acceptable levels of accuracy and precision, similar to previous years.

        The QP, Mr. I.W.O. Jones, P.Geo., FAusIMM has conducted sufficient data and underground verification checks to satisfy himself that the drilling, core logging, sample handling, assaying, and data QA/QC procedures were conducted using industry best practices and that the data generated were of suitable quality for use in resource modelling and estimation of the Brucejack Deposit. It is the QP's opinion that the sample preparation, sample security, and analytical procedures are satisfactory and appropriate for generating data of suitable quality for use in resource modelling and estimation of the Brucejack Deposit. Furthermore, Mr. Jones considers the geological interpretation to be appropriate and representative of the mineralization in the Brucejack Deposit.

Mineral Processing and Metallurgical Testing

        Extensive metallurgical testing programs have been conducted on the Brucejack Property since 1988, with major metallurgical test work performed between 2009 and 2014 to support the design and construction of the 2,700 t/d process plant at the Brucejack Mine. Tetra Tech completed a test work review and process design descriptions for the previous feasibility study. Since commercial operations began in 2017, additional test work and process simulations have been completed to support the current operation, including supports for the process plant throughput increase to a target capacity of 3,800 t/d.

        The previous test work was conducted to investigate mineralization amenability to gravity concentration, gold-silver bulk flotation, and cyanidation processes. Sample characteristics, including chemical composition, mineralogy, and hardness, as well as other processing tests, including melting and solid liquid separation ("SLS") tests, were also carried out. The tested samples were obtained from the Valley of the Kings Zone, the West Zone, and adjacent gold deposits such as the Galena Hill Zone, the Gossan Hill Zone, and others.

        The test results indicate that most of the individual samples responded well to gravity separation, which consisted of a centrifugal separation and panning concentration. The test results also showed that the tested samples responded well to bulk flotation and cleaner flotation. With further verification tests on variability samples and locked-cycle tests on composite samples from the Valley of the Kings Zone and the West Zone, a conventional process using combined gravity concertation and flotation on gravity tailings was recommended for the Brucejack Mine.

        To confirm the recommended process design, between September 2013 and February 2014, Strategic Minerals LLC processed two batches of bulk mineral samples generated from the Valley of the Kings Zone at the Contact Mill facility located in Philipsburg, Montana. Samples totalling 11,500 t were processed. A combined process of gravity separation and rougher/scavenger flotation with rougher concentrate cleaner flotation was employed to treat the bulk material. The gravity circuit included a Knelson concentrator and a Gemini table, while a jigging and tabling circuit to recover coarse free gold was also added when high-grade material was fed to the mill. No regrind circuit was applied to the rougher/scavenger concentrates. The test results confirmed that the combined gravity and flotation method can effectively recover gold and silver from the materials with widely varied head grades.

        Beginning in 2017, a series of test work was conducted to support the Brucejack Mine process plant optimization and throughput increase. The test work covered mineralogy analysis, grindability, gravity separation, intensive leaching, and flotation concentration. SLS tests and tailings paste backfill related tests were also performed. The results were used to optimize the current process plant operation and to assess the performance of the relevant circuits in the proposed 3,800 t/d throughput scenario.

        The metallurgical tests confirmed that significant amounts of gold and silver are gravity recoverable, which varies with the mineralization and gold head grades. Several simulations were conducted to evaluate primary grinding, gravity, flotation, and concentrate and tailings thickening processes for the 3,800 t/d plant capacity expansion. Results indicate that the primary grinding circuit is capable of reaching the target throughput capacity of 3,800 t/d. With further optimization of the grinding operation parameters, the grinding efficiency is anticipated to be improved. The existing cyclones and slurry handling systems could readily accommodate the increased throughput through minor modifications.

        According to the simulation results, the primary gravity circuit may reach its recommended capacity at the increased throughput, which may slightly affect the recovery of the gravity recoverable gold and silver. For the current flotation circuit, the rougher and scavenger existing cells should be able to provide sufficient flotation retention time to handle the 3,800 t/d throughput. However, the capacity of the second and third cleaner flotation cells will require some upgrades to accommodate the increased throughput, in particular the second cleaner flotation cell. According to the existing circuit layout and flotation cell sizing, it is recommended to convert the existing third cleaner flotation cell to the second cleaner flotation (two, 15 m3 tank cells operating in series) and to install a new 30 m3cell for the third cleaner flotation.

        The process flowsheet used for the current mine operation is a combination of conventional gravity concentration and bulk sulphide flotation to recover gold and silver into gold doré and gold-silver bearing flotation concentrates. Ore was first introduced to the mill in May 2017 with a focus on ramping up to the designed production throughput using ore from low-grade ore stockpiles. On July 1, 2017, the Company declared commercial production at the Brucejack Mine.

Mineral Recovery

        The Brucejack Property mineralization typically consists of quartz-carbonate-adularia, gold-silver bearing veins, stockwork and breccia zones, along with broad zones of disseminated mineralization. There is a significant portion of gold and silver present in the form of nugget or metallic gold and silver.

        The concentrator was designed to process gold and silver ore at a nominal rate of 2,700 t/d to produce gold doré and gold flotation concentrate. The mill was commissioned between March and May of 2017 and reached full operation in the fourth quarter of 2017. In 2018, various review and assessment work was conducted to evaluate the potential of increasing mill throughput to 3,800 t/d and identify potential bottlenecks that may limit a further increase in the mill feed rate. The review work indicated that with minor modifications, such as increasing some of the slurry pump sizing and increasing the second and third cleaner flotation capacities, the process plant can handle the increased throughput of 3,800 t/d. Currently, most of the mill upgrading has been completed. As reported, the mill was operated at 4,065 t/d average in the fourth quarter of 2019.

        The mill feed ore is crushed and ground to the particle size of 80% passing approximately 100 µm. Two primary gravity centrifugal concentrators, together with two upgrading tables and one secondary gravity centrifugal concentrator, recover the free nugget gold grains from the ball mill discharge. The resulting gravity concentrate is further refined in the gold room on site to produce gold-silver doré.

        The gold and gold bearing minerals of the hydrocyclone overflow from the primary grinding circuit are floated using rougher and scavenger flotation. The resulting rougher flotation and scavenger flotation concentrates are upgraded through three stages of cleaner flotation. The first cleaner scavenger flotation tailings report to the rougher scavenger flotation to further recover the residual gold, silver, and their bearing minerals. The third cleaner concentrate that is the final flotation concentrate, is dewatered using a high-rate thickener and a tower filter press prior to being loaded in customized bulk containers for shipping.

        The final rougher scavenger flotation tailings are dewatered in a deep cone thickener. Approximately 40 to 50% of the flotation tailings are used to make paste to backfill excavated stopes in the underground mine, and the balance is pumped to Brucejack Lake where the tailings are stored under water. The concentrate and tailings thickener overflows are recycled as process make-up water. The underground and collected water from the mine site are treated in the water treatment plant in the mill. The treated water is used for mill cooling, gland seal service, reagent preparation, and make-up water.

        The upgraded process plant will continue to operate as two 12-hour shifts per day and 365 days per year. The overall availability for the underground primary crusher circuit is 60%. The grinding, flotation, and gravity concentration availability is 92%. The gold room operates during the day shift only.

        Based on the life of mine annual average, approximately 6,261 kg of gold and 4,618 kg of silver contained in doré and 3,420 kg of gold and 60,211 kg of silver contained in 67,900 t of gold-silver bearing flotation concentrate will be produced each year. On average, the flotation concentrate is expected to contain approximately 50 g/t Au and 877 g/t Ag. The arsenic content of the flotation concentrate is expected to be marginally higher than the penalty thresholds set up by most smelters.

Simplified Process Flowsheet

        The processing flowsheet above includes the following components:

  •
  One-stage primary crushing located underground.

  •
  A 2,500 t semi-autogenous grinding (SAG) mill feed surge bin on surface.

  •
  A SAG mill/ball mill/pebble crushing (SABC) primary grinding circuit equipped with a gravity concentration circuit.

  •
  Rougher flotation and scavenger flotation of hydrocyclone overflow.

  •
  Three stages of cleaner flotation on combined rougher and scavenger concentrates.

  •
  Flotation concentrate dewatering.

  •
  Flotation tailings dewatering circuits.

Mineral Resource and Mineral Reserve Estimates

        The Company updated the resource estimate (the "2020 Resources Estimate") for the Valley of the Kings Zone to report the 2020 Mineral Resource. The 2020 Resource Estimate was completed to incorporate new geological and assay information on the Brucejack Deposit generated through additional underground drilling, underground mine development, and mine production at the Brucejack Mine.

        The 2020 Mineral Resource for the Brucejack Deposit incorporates estimates from the Valley of the Kings Zone and West Zone. No new information has been collected from the West Zone since 2012. As such, the West Zone portion of the 2020 Mineral Resource remains unchanged and is based on the West Zone resource estimate generated in April 2012. The Valley of the Kings Zone portion of the 2020 Mineral Resource has been updated in those areas surrounding the underground workings informed by new drilling data acquired between January 9, 2019 and September 30, 2019. The December 2013 Mineral Resource and the 2019 Mineral Resource have been retained for the Valley of the Kings Zone in those parts of the deposit for which no new data has been obtained since 2013 and January 2019, respectively. No new information has been obtained for the Bridge Zone, Gossan Hill Zone, and Shore Zone targets. These zones are currently not considered part of the high-grade mineral resource on the Brucejack Project and are therefore not included in the 2020 Mineral Resource. The mineral resource for the Bridge Zone, Gossan Hill Zone, and Shore Zone targets as reported in September 2012 is no longer current.

        The 2020 Mineral Resource for the Brucejack Deposit, as documented in the Brucejack Report, used data and geologic interpretations provided by the Company. New data used to inform the updated 2020 Mineral Resource included 89,121 m of underground drilling since the 2019 Mineral Resource and production reconciliation information.

The 2020 Mineral Resource

        The 2020 Mineral Resource has been reported with an effective date of January 1, 2020. The 2020 Resource Estimate upon which the 2020 Mineral Resource is based incorporates information from additional tightly-spaced infill drilling, mapping of underground geological exposures, and mine production.

        The 2020 Resource Estimate comprises that part of the Valley of the Kings Zone where new information was available; the resource estimates upon which the 2019 Mineral Resource for the Valley of the Kings Zone (the "2019 Resource Estimate") and the December 2013 Mineral Resource for the Valley of the Kings Zone (the "2013 Resource Estimate") are based were retained outside the update area and the April 2012 resource estimate is retained for the West Zone. The 2020 Mineral Resource is reported inclusive of mineral reserves and exclusive of material mined to December 31, 2019.

        At the time of the Brucejack Report, the QP for the mineral resource Mr. I.W.O. Jones, P.Geo., FAusIMM was not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that could materially affect the mineral resource presented in the Brucejack Report or its potential development.

        The 2020 Resource Estimate was prepared using the same methodology as for previous resource estimates for the Brucejack Deposit. Grade estimates were generated into domains inside the update area using the domain-coded composite data. The overall approach is similar to that used in the generation of the December 2013, July 2016, and January 2019 resource estimates in that separate high-grade, low-grade, and probability of high-grade estimates are generated for each block using the split population, non-linear estimation approach. Additional resolution provided by infill drilling and the evaluation of that data inside the January 2020 update area has indicated that 3.5 g/t Au and 20 g/t Ag best distinguish between low- and high-grade populations for these two grade variables. The grade estimation workflow used to generate the 2020 Resource Estimate is detailed below:

  •
  A model was prepared at the parent block size (5 mE by 5 mN by 5 mZ) and coded by lithology and mineralized domain (individual and grouped) as the parent model.

  •
  A separate block model was set up with a 2.5 mE by 2.5 mN by 2.5 mZ block size and coded by mineralized domain (individual and grouped) for grade estimation.

  •
  Statistical analysis was conducted on the gold and silver grade distributions using Snowden's Supervisor geostatistical software. The following was conducted:

  –
  Discretization of the high-grade gold (≥3.5 g/t) and silver (≥20 g/t) distributions using appropriate decluster-weighted grade thresholds;

  –
  Lower and upper tail analysis of the high-grade gold and silver distributions and selection of appropriate mathematical models for these;

  –
  Determination of the appropriate percentile for the threshold of the top class in the high-grade indicator thresholds using the decluster-weighted gold and silver data; and

  –
  Univariate statistical analysis of the low-grade population (<3.5 g/t Au, <20 g/t Ag).

  •
  Three-dimensional spatial analysis (variography).

  •
  Search, estimation, and variogram parameter sensitivity analyses.

  •
  Grade interpolation of each grade variable (i.e., low-grade, high-grade, probability of high-grade for each of gold and silver) separately into 2.5 m by 2.5 m by 2.5 m blocks using:

  –
  Ordinary kriging for grade of the low-grade mineralization (<3.5 g/t Au, <20 g/t Ag);

  –
  Multiple indicator kriging for grade of the high-grade mineralization (≥3.5 g/t Au and ≥20 g/t Ag); and

  –
  Indicator kriging of the mineralisation indicator for the proportion of high-grade (i.e., probability of Au ≥3.5 g/t and Ag ≥20 g/t).

  •
  The 2.5 mE by 2.5 mN by 2.5 mZ estimates were post-processed to provide total gold and silver grades for each block (e-type estimates). The grade of the mineralization above 3.50 g/t Au and the grade of the mineralization below 3.50 g/t Au in the block were each multiplied by the relevant proportions to calculate the final grade estimate for each block. The same process was applied to the silver grades. Grade estimates were then re-blocked to 5 mE by 5 mN by 5 mZ blocks to provide an appropriate volume estimate.

  •
  The individual estimates were checked/validated against the relevant input composite data.

  •
  The validated block model inside the update area was then added to the January 2019 block model to generate the full Valley of the Kings Zone resource model, as blocks in the January 2019 update area that have no recent (2019) infill drilling within approximately 40 m remained the same. The majority of blocks outside the January 2019 update area and January 2020 update area are the same as those generated as part of the 2013 Resource Estimate.

  •
  The full Valley of the Kings Zone resource model was then depleted against all mined-out solids and any additional volumes deemed to not satisfy the definition of a resource. This was then followed by a regularization up to 10 mE by 10 mN by 10 mZ block size for the entire model to account for the degree of selectivity that the QP believes is possible in the well-drilled volumes.

        The non-linear split population-based approach used is a similar one to that used in earlier estimates and is currently considered the most appropriate method for estimating the mixed and positively-skewed precious metal mineralization for the Brucejack Deposit.

        The model was validated against input drillhole data and mine production for the year 2019 and found to provide a reasonable to good representation of the input data and production information: the tonnes and grade reported by production in 2019 were within 10% of those reported from the January 2020 resource model from within the mined outlines.

        The resource model was classified as Measured, Indicated, and Inferred in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") (2014) Definition Standards. Measured Resources are expected to be within 15% of mine production on a quarterly production basis and Indicated Resources are expected to be within 15% of mine production on an annual production basis. Shorter-term reconciliation is not considered appropriate given the highly variable and nuggety nature of the precious metal mineralization at the Brucejack Deposit.

        The 2020 Resource Estimate effectively overwrites the 2019 Resource Estimate inside the update area. Comparisons between these models show that the new estimate (only that part inside the update area and not accounting for depletion by mining) is lower by approximately 0.7 Mt, 2.2 Moz Au, and 1.1 Moz Ag in the Measured + Indicated Resource at similar estimated gold and silver grades, using the same cut-off grade of 5 g/t AuEq (AuEq = Au + Ag / 53). The differences between the two models are largely data-driven. Additional tightly-spaced infill drilling, increased exposure of the mineralized system during mining, and over 1.5 Mt of actual production since mine commissioning have resulted in improved domain and local estimation parameter definition.

        The updated resource estimate is presented for the combined Valley of the Kings Zone and the West Zone in Table 1 and separately for the Valley of the Kings Zone in Table 2 and the West Zone in Table 3 (below).

Table 1
2020 Valley of the Kings Zone and West Zone Mineral Resource(1)(2)(3)(4)(5)(6)

Category	Tonnes (millions)	Gold (g/t)	Silver (g/t)	Contained Gold (Moz)	Contained Silver (Moz)

Measured	4.7	8.4	183.3	1.3	27.7

Indicated	18.6	10.7	35.8	6.4	21.4

Measured + Indicated	23.2	10.1	65.5	7.6	49.1

Inferred	9.4	10.3	44.3	3.1	13.4

(1)
Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant issues. The mineral resources in the Brucejack Report were estimated and reported using the CIM Definition Standards — Prepared by the CIM Standing Committee on Reserve Definitions, Adopted by CIM Council May 10, 2014.

(2)
The quantity and grade of reported inferred resources in this estimation are uncertain in nature and there has been insufficient exploration to define these inferred resources as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

(3)
Contained metal and tonnes figures in totals may differ due to rounding.

(4)
Resources depleted for production to December 31, 2019.

(5)
The January 2020 Valley of the Kings Zone mineral resource is reported above a gold cut-off grade of 3.5 g/t gold. The West Zone mineral resource is reported above a cut-off grade of 5 g/t gold equivalent (AuEq) (where AuEq=Au+Ag/53 as per previous models).

(6)
Mineral resource is reported inclusive of mineral reserve.

Table 2
2020 Valley of the Kings Zone Mineral Resource(1)

Category	Tonnes (millions)	Gold (g/t)	Silver (g/t)	Contained Gold (Moz)	Contained Silver (Moz)

Measured	2.3	10.5	12.6	0.8	0.9

Indicated	16.1	11.4	12.2	5.9	6.3

Measured + Indicated	18.4	11.3	12.2	6.7	7.2

Inferred	5.4	13.3	15.9	2.3	2.8

(1)
Notes from Table 1 apply.

Table 3
West Zone Mineral Resource, April 2012(1)(2)

Category	Tonnes (millions)	Gold (g/t)	Silver (g/t)	Contained Gold (Moz)	Contained Silver (Moz)

Measured	2.4	5.9	347	0.5	26.8

Indicated	2.5	5.9	190	0.5	15.1

Measured + Indicated	4.9	5.9	267	0.9	41.9

Inferred	4.0	6.4	82	0.8	10.6

(1)
Notes from Table 1 apply.

(2)
Contained metal and tonnes figures in totals may differ due to rounding.

Mineral Reserve Estimates

        A net smelter return ("NSR") cut-off value of US$180/t or C$230/t ore was used to define the mineral reserves. This cut-off value decreased from the previous value of US$185/t ore used in the 2019 Brucejack Report.

        The NSR for each block in the mineral reserve model was calculated as the payable revenue for gold and silver, less the costs of refining, concentrate treatment, transportation, assays, consultants, penalties, and insurance. The metal price assumptions associated with the NSR value are US$1,250/oz Au and US$15.6/oz Ag. A foreign exchange rate of C$1.00:US$0.78 was used.

        The dilution factors used in the mineral reserves were calculated from standard overbreak assumptions, based on the Company's experience and benchmarking of other long-hole open-stoping operations. The overall life-of-mine recovery is estimated to be 94%, with a dilution of 12%.

        The mineral reserves were developed from the mineral resource model "res1912_MRM_NSC_ 2019_depl_101010_MO_OW_Reserve", which was created by the Company and provided to Tetra Tech in January 2020. The orebody consists of numerous lenses in the Valley of the Kings Zone and two distinct lenses in the West Zone. These mineral reserves are exclusive of material mined prior to January 1, 2020.

        Mineral reserves stated herein are calculated inclusive of a Mine Call Factor ("MCF"). The MCF is a grade reconciliation calculation applied to individual stopes and is based on the average drillhole spacing in each stope. Each stope has been re-evaluated using both the reserve stope grade and the drillhole spacing to account for potential overestimation in grade in areas with lower average drillhole spacing. Grades are capped relative to the concentration of drilling in the stope, with areas of closer drillhole spacing, and therefore higher confidence, allocated a higher-grade cap than those areas with fewer drillholes. The 2020 Mineral Reserve reflects a reduction in gold grade from the 2019 Mineral Reserve grade due to updates to the mineral resource and the application of the MCF.

Brucejack Mine Mineral Reserves(1)(2) by Mining Zone and Reserve Category, Effective January 1, 2020

		Ore	Grade		Contained Metal

Zone		Tonnes (Mt)	Gold (g/t)	Silver (g/t)	Gold (Moz)	Silver (Moz)

Valley of the Kings Zone	Proven	1.4	8.9	11.1	0.4	0.5

	Probable	11.3	8.7	9.8	3.2	3.6

	Total	12.8	8.8	10.0	3.6	4.1

West Zone	Proven	1.4	7.2	383	0.3	17.4

	Probable	1.5	6.5	181	0.3	8.6

	Total	2.9	6.8	278.5	0.6	26.0

Total Mine	Proven	2.8	8.1	195.1	0.7	17.9

	Probable	12.8	8.5	29.8	3.5	12.2

	Total	15.7	8.4	59.6	4.2	30.1

(1)
Rounding of some figures may lead to minor discrepancies in totals.

(2)
Based on US$180/t cut-off grade, US$1,250/oz Au price, US$15.6/oz Ag price, and a C$1.00:US$0.78 foreign exchange rate.

Brucejack Mine Mineral Reserves(1)(2)(3)(4) by Mining Block

		Ore	Grade		Contained Metal

Mining Block		Tonnes (Mt)	Gold (g/t)	Silver (g/t)	Gold (Moz)	Silver (Moz)

Valley of the Kings Zone	990-1050	1.3	8.8	5.4	0.4	0.2

	1080-1170	3.3	8.6	7.8	0.9	0.8

	1200-1290	3.1	8.4	9.2	0.8	0.9

	1320-1560	5.1	9.1	12.9	1.5	2.1

	Total	12.8	8.8	10.0	3.6	4.1

West Zone	Upper West Zone	0.6	4.2	407.0	0.1	8.0

	Lower West Zone	2.3	7.6	245.0	0.6	18.1

	Total	2.9	6.9	278.5	0.6	26

Total Mine	All Mining Blocks	15.7	8.4	59.6	4.2	30.1

(1)
Rounding of some figures may lead to minor discrepancies in totals.

(2)
Based on US$180/t cut-off grade, US$1,250/oz Au price, US$15.6/oz Ag price, and a C$1.00:US$0.78 foreign exchange rate.

(3)
All reserve values are inclusive of mining dilution and mining recovery.

(4)
Gold grades of Valley of the Kings Zone are inclusive of the MCF.

Mineral Reserve Comparison

        As significant material has been mined between the 2020 Mineral Reserves and the 2019 Mineral Reserves update, a direct comparison of reserves will not provide an accurate assessment of the changes made. To provide a valid comparison, the inclusion of the mined-out material between these two time periods needs to be added. As the 2020 Mineral Reserves are exclusive of all material mined prior to January 1, 2020 and the 2019 Mineral Reserves were exclusive of all material mined prior to January 1, 2019 the addition of the reconciled 2019 milled actuals should provide a valid comparison. The table below shows the comparison.

Comparison of 2020 Mineral Reserves with Mined Actuals to Previous Reserve(1)(2)

		Reserves

Reserves		Ore Tonnes (Mt)	Grade Gold (g/t)	Contained Metal Gold (Moz)

2020 Mineral Reserves + Milled Actuals	Proven + Probable	15.7	8.4	4.2

	2019 Milled Actuals	1.3	8.7	0.4

	Total	17.0	8.4	4.6

2019 Mineral Reserves	Total	16.0	12.6	6.4

2020-2019	Difference	1.0	–4.1	–1.8

(1)
Rounding of some figures may lead to minor discrepancies in totals.

(2)
All milled actuals are based off of reconciled year end results. 2019 milled actuals include material from outside of the 2019 Reserves

        The combined 2020 Mineral Reserves and 2019 Milled Actuals total ore tonnes exceed the 2019 Mineral Reserves due to two main factors: the mining of out of reserve material that was identified as being economic by the grade control program, and the increase in profitability of the NSR model. With these additions, the combined 2020 Mineral Reserves with 2019 Milled Actuals contain more tonnes at a lower grade than the 2019 Mineral Reserves. This results in a decrease in overall ounces primarily due to a decrease in overall grade of the updated portion of the resource.

Mining Method

        The updated underground mine design supports the extraction of 3,800 t/d of ore through a combination of transverse and longitudinal long-hole open stoping. Closely matching the previously stated plan disclosed in the Brucejack Report and the 2019 Brucejack Report paste backfill and trackless mobile equipment will be employed in the majority of mining activities.

        Access to the mine is via the Valley of the Kings decline, situated near the concentrator. The Valley of the Kings decline is also utilized as a conveyor way, with two conveyors installed at a combined length of 800 m. The existing West Zone portal provides the main access for large underground equipment and waste haulage.

        Development initiated during the two pre-production years of the life-of-mine continues, with the mine operating at a rate of 2,700 t/d since commercial production began in July 2017. The ramp-up period to a maximum output of 3,800 t/d is complete, with production averaging 1.3 Mt annually.

        Geotechnical designs and recommendations are based on the results of site investigations and geotechnical assessments, which include rock mass characterization, structural geology interpretations, excavation and pillar stability analyses, and ground support design. No new rock mechanics site investigations or analysis work was completed for the Brucejack Report.

        The groundwater flow system was conceptualized during the environmental assessment and mine permitting stages to provide inflow estimates to mine workings. Total inflows were estimated to be approximately 100 L/s, including service water. This estimate referenced results of site investigations and hydrogeologic testing that was used to determine the capacity of dewatering equipment, which allows for maximum inflows of 139 L/s to account for uncertainty in the water inflow model.

        Mining is largely conducted through a mine contractor, with the Company providing planning and technical services. The underground mining department consists of technical staff, mining crews, mechanics, electricians, and logistical or other support personnel. Total underground manpower, including technical support is approximately 398, with approximately 200 on site at any time.

        The mining contractor supplies the majority of the heavy equipment with the exception of supplemental long-hole drills for production and sampling, and some auxiliary vehicles. Key equipment required includes a fleet of load-haul-dump vehicles and trucks for material loading and transport to surface. In addition, bolters, shotcrete sprayers, long-hole drills, and cable bolters are all required.

        Ventilation has been designed to comply with BC regulations. Permanent fans at surface are located at each of the main portals and exhaust to surface is via dedicated raises. An electric air heating system operates to ensure all air entering the mine is above freezing point with a propane backup.

        Paste fill is distributed using a two-stage pumping system. A positive displacement pump in the paste fill plant located in the mill provides paste to all of the West Zone and the lower portion of the Valley of the Kings Zone (below 1,350 m). The paste fill plant feeds a booster pump located near the main Valley of the Kings decline. This booster pump supplies paste to the Upper Valley of the Kings Zone (above 1,350 m).

        Ore is trucked from working areas to the centrally located underground crusher and subsequently transferred to surface via the two conveyors. Waste rock is utilized for backfill wherever possible or trucked to surface for disposal in Brucejack Lake.

        The location and method of the mine dewatering system have been changed since the 2014 Brucejack Report. Mine dewatering locations are included in the long-term mine plans, with adjustments to locations based on underground observations. No settling of sediments or slimes is conducted underground with sediments and slimes pumped directly to the mill clarifier by a system of submersible and horizontal centrifugal pumps located throughout the Valley of the Kings Zone and West Zone working levels.

        For underground worker safety, both permanent and portable refuge stations have been installed at the Brucejack Mine. A permanent, 40-person station has been established at the 1,335 m elevation, another 60-person permanent refuge station will be established at the 1,200 m elevation, with an additional six, 16-person portable rescue chambers located elsewhere throughout the mine. Emergency warning systems include phones, mobile radios, and stench gas warning systems.

Project Infrastructure

        During mine construction between 2015 and 2017, a number of on-site and off-site infrastructure components were built to support the operation. The locations of facilities and infrastructure items were selected to take advantage of local topography, accommodate environmental considerations, avoid avalanche hazards, and ensure efficient and convenient underground crew shift changes.

        Facilities and infrastructure at or near the Brucejack Mine site are currently in operation and include the following:

  •
  73.5 km Brucejack Access Road at Highway 37, travelling westward to Brucejack Lake with the 12 km section of road, from km 59 to km 71 traversing the main arm of the Knipple Glacier;

  •
  Site roads and pads;

  •
  138 kV power supply line from the Long Lake Hydro Substation to the substation at the Knipple Transfer Station, where the voltage reduces from 138 to 69 kV; the transmission line carries on to the Brucejack Mine site;

  •
  Site power distribution systems from the main substations to all the facilities;

  •
  Mill building containing process equipment, process control, and instrumentation; a gravity concentration laboratory is under planning for mine and mill feed grade control, a paste backfill plant, and a metallurgical laboratory;

  •
  Water management infrastructure, including diversion ditches for both contact and non-contact water, interceptor ditches, and a contact water drainage collection pond and pump(s) to direct contact water to the water treatment plant;

  •
  Water treatment infrastructure to treat underground infill water and surface contact water via a treatment plant that discharges the treated water to process and fresh/fire water tanks and to the tailings storage facility when mill supply is met;

  •
  Potable water treatment facility;

  •
  Sewage treatment infrastructure;

  •
  Solid waste management systems, including domestic waste disposal and incinerator;

  •
  Communication systems;

  •
  Ancillary facilities including:

  –
  on-site fuel storage;

  –
  on-site explosive storage;

  –
  detonator magazine storage;

  –
  camp accommodation with recreation area, commissary, laundry facilities, mine dry, and medical clinic and first aid/emergency response;

  –
  truck shop;

  –
  helipad;

  –
  laydown areas; and

  –
  covered storage building.

        The Brucejack Access Road is an all-season, two-way access road that commences at Highway 37 at km 215 and travels generally westward to Brucejack Lake, a distance of 73.5 km. The access road is maintained throughout the year by road grooming equipment and snow plows. Regular patrols are conducted, particularly, in potential avalanche areas with avalanche control measures in place. The 12 km section of the Brucejack Access Road (km 59 to km 71) traverses the main arm of the Knipple Glacier. During winter months the route is a groomed snow surface, but is an ice surface during the summer months.

        The Knipple Transfer Station is located approximately 12 km southeast of Brucejack Mine site. The Knipple Transfer Station facilities include a camp, maintenance and emergency vehicle building, cold storage, fuel dispensing system, helipad, incinerator, assay laboratory, truck scale, and laydown areas. All deliveries to and from the mill site report to this facility for intermediate storage or transfer to a different vehicle before delivery to the mine or off-site. Similarly, loads from the mill site are managed in reverse order.

        An aerodrome with an approximately 5,000 ft. long by 75 ft. wide gravel airstrip and an apron for aircraft parking at 1,424 ft. elevation is located at the Bowser site, approximately 2 km east of Knipple Lake. The aerodrome is available to provide air service by chartered flights to and from the mine. Expansion of the runway to 100 ft. width and 5,500 ft. length with lighting and apron up-grades is under study to allow AGN IIIA class aircraft, such as the DE Havilland Dash 8 turboprops, to use the aerodrome. Currently, personnel transportation between Brucejack Mine and Smithers/Terrace, BC is facilitated by chartered bus service. However, routine crew changes by chartered air service is under study.

        There is a security gatehouse and camp at the Wildfire Camp site, located on the Brucejack Access Road near the intersection of Highway 37. The security gatehouse provides access control to the inbound and outgoing traffic along the Brucejack Access Road.

        The tailings delivery system discharges thickened tailings slurry to the bottom of Brucejack Lake (approximately 80 m deep) when not used for paste backfill (approximately 40 to 50% of the time). For discharge to the lake, the tailings slurry is pumped to an agitated slurry mixing tank and then diluted at the nominal solids throughput rate of approximately 180 t/h. The diluted slurry is pumped overland and then underwater along the suspended discharge lines to the discharge point.

        Both the pipes are suspended on cables to allow for vertical and horizontal repositioning over the life-of-mine to ensure the pipe is not covered by tailings and to meet permit conditions for vertical positioning above the lake bottom.

        A 138 kV overhead power supply line from the substation at Long Lake Hydro Substation was constructed in 2016/2017 and connects to the Knipple Substation.

        The main site power steps down from 138 to 69 kV via two 20/26 MVA oil-filled transformers, complete with neutral grounding resistors, located in the main substation yard at the Knipple Substation. Each transformer is capable of carrying the entire site load. The 69 kV transmission line is transported to Brucejack Mine where it enters into the mill.

        The voltage is further stepped down from 69 kV to 4.16 kV via 2 × 15/20/25 MVA oil-filled transformers and distributed to the site via 4.16 kV rated switchgear. The rating for site on a distribution end is 4.16 kV and further transformed to 0.6 kV for smaller loads.

        The main mill and underground loads are fed via power cables in cable tray. The main substation is located inside the mill. Power feeds to the mill building, camps, truck shop, and underground are all underground buried services.

        Within the mill, large loads are powered at 4.16 kV. Smaller loads are powered at 600 V via switchgear and motor control centers (MCCs). Variable frequency drives (VFDs) and soft starters are employed strategically to optimize process and energy performance.

        An avalanche hazard assessment of the mine site, access road, and transmission line route was presented in the previous feasibility study. Generally, the avalanche hazard assessment of the mine site, access road, and transmission line route remains unchanged from the previous feasibility study. The avalanche season for infrastructure below the 1,000 m elevation level is generally from November to May, while for elevations above 1,200 m the season is from October to June, or if cool and wet conditions persist avalanches can occur in summer months. Snow avalanches generally occur in areas where there are steep open slopes or gullies, and deep (more than 50 cm) mountain snowpacks. Risks associated with avalanches are normally due to exposure to the high impact forces that occur, as well as the effects of extended burial for any person caught in an avalanche. An avalanche path generally consists of a starting zone, a track, and a runout zone.

        The Company has full time mountain safety technicians who monitor avalanche risk, develop hazard ratings for the Brucejack Access Road for specific sections, and release hazard bulletins with avalanche ratings for those road sections and glacier hazard ratings for travel on the glacier. The mountain safety technicians regularly survey the ice road and work with road maintenance to ensure safe travel on the ice.

Environmental, Permitting and Social and Community

        The Company is committed to continuing to operate the Brucejack Mine in a sustainable manner and according to the guiding principles in its corporate social, environmental, and health and safety policies. The Company regularly consults with public, Indigenous groups, and stakeholders on the Brucejack Mine and commitments for engagement, communication, and local recruitment. Every reasonable effort has and will continue to be made to minimize or prevent potential long-term adverse environmental effects and to ensure that the mine provides lasting benefits to local Indigenous and other communities while generating substantial economic and social value for shareholders, employees, and the broader community. The Company developed an Economic and Social Effects Mitigation Plan ("ESEMP") as a requirement of its provincial Environmental Assessment Certificate and reports annually on the outcomes and achievements related to the ESEMP. The Company respects the traditional knowledge of the Indigenous peoples who have historically occupied or used the Brucejack Project area and is committed to an engagement process that continues to invite and consider input from people with traditional knowledge in the area. The Company's objectives include continuing to retain the integrity of ecosystems within which mine infrastructure is located to the extent feasible during the remainder of mine operations. Upon mine closure, the intent will be to reclaim mine infrastructure disturbance areas to the approved end land uses in accordance with the approved reclamation plan, thereby returning the disturbed areas to levels of land productivity equal to or better than existed prior to mine development. The Company maintains a reclamation security of C$31.7 million with the BC government for the full build-out of the mine.

Capital and Operating Cost Estimates

Capital Cost Estimate

        The total life-of-mine sustaining capital cost from 2020 to 2032 is estimated at US$176.7 million. The table below shows a summary breakdown of the life-of-mine sustaining capital costs by area, including required sustaining costs for the mine and mill throughput expansion to 3,800 t/d. The estimated cost includes design, construction, installation, and commissioning.

        The key inputs to this cost estimate were based on the life-of-mine planned costs estimated by the Company and reviewed by Tetra Tech, including recent equipment purchased costs, equipment quotations from vendors, and recent construction cost data. All costs are inclusive of direct cost, indirect cost, and contingency. The expected accuracy range of the operating cost estimate is +20%/–15%.

Life of Mine Sustaining and Expansion Capital Cost Estimates

Area Description	Life-of-Mine Sustaining Capital Cost (US$ million)

Mining	66.6

Processing	3.5

Site Infrastructure and Services	91.8

Mine Throughput Expansion	14.8

Total	176.7

Operating Cost Estimate

        The estimated life-of-mine average operating cost for the Brucejack Mine is US$163/t milled. The table below shows the cost breakdown for each area.

Life-of-Mine Average Operating Cost Summary

Area	Unit Operating Cost (US$/t milled)

Mining	71

Processing	21

Surface Services and Others	36

Mine General and Administrative	35

Total Operating Cost	163

        The operating cost estimate is based on the Brucejack Mine operating experience, including consumable supplies, power supply, contractor services, camp services, personnel transportation, and labour salaries/wages with a base date of Q4 2019 and do not include any escalation beyond this quarter. The expected accuracy range of the operating cost estimates is –15%/+15%. All the costs have been estimated in U.S. dollars, unless otherwise specified.

        The operating costs exclude off-site shipping charges and sale costs for the gold-silver doré and gold-silver concentrate and royalties, which are included in the financial analysis.

        All operating cost estimates exclude taxes unless otherwise specified.

Economic Analysis

        Tetra Tech prepared an economic evaluation of the Brucejack Mine based on a discounted cash flow model for the remaining 13-year life-of-mine and 15.64 Mt of ore included in the mine plan. For this mine plan, a post-tax net present value ("NPV") of US$1.50 billion was calculated at a discount rate of 5%.

        The Brucejack Mine economic model is based on the following assumptions:

  •
  Gold price of US$1,300/oz.

  •
  Silver price of US$16.90/oz.

  •
  Foreign exchange rate of C$1.00:US$0.76.

        The production schedule was incorporated into the pre-tax financial model to develop annual recovered metal production. Capital expenditures include 3,800 t/d mine expansion capital cost of US$14.8 million and ongoing sustaining capital costs for mining and milling additions and equipment replacement totaling US$161.9 million. The total life-of-mine capital cost is US$176.7 million.

        The NPV was estimated at the beginning of the mining schedule and therefore has an effective date of January 1, 2020.

        The table below summarizes the forecast for the economic performance of the Brucejack Mine operation for the remaining life-of-mine.

Brucejack Mine Economic Performance Forecast

	Unit	Amount

Tonnes Mined and Processed	kt	15,637

Gold Head Grade	g/t	8.4

Silver Head Grade	g/t	59.6

Total Project Revenue	US$ million	5,266

Operating Cost	US$ million	(2,546)

Royalties	US$ million	(63)

Sustaining Capital Costs, including Mine Expansion	US$ million	(177)

Other Expenses	US$ million	(21)

Taxes Payable	US$ million	(492)

Post-tax Undiscounted Cash Flow	US$ million	1,953

Post-tax NPV (5% Discount Rate)	US$ million	1,496

RISK FACTORS

        Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our AIF, Audited Financial Statements, and related notes.

Risks Related to Our Business

We are currently subject to, and may in the future be subject to, claims and legal proceedings that could divert our resources and result in the payment of significant damages and other remedies, and could materially adversely impact our business, prospects, financial condition, financial performance and results of operations.

        We are engaged as a defendant in several class action lawsuits filed by certain of our shareholders at the applicable times. Litigation resulting from these claims could be costly and time-consuming and could divert the attention of management and key personnel from our business operations. We cannot assure that we will succeed in defending any of these claims and that judgments will not be entered against us with respect to the litigations resulting from such claims. If we are unsuccessful in our defense of these claims or unable to settle the claims in manner satisfactory to us, we may be faced with significant monetary damages or injunctive relief against us that could have a material adverse effect on our business, prospects, financial condition, financial performance and results of operations.

        As of the date hereof, we are aware of class action legal proceedings in Ontario and in New York, as more particularly described in the AIF and in our management's discussion and analysis of our financial condition and results of operations for the years ended December 31, 2019 and 2018.

        Due to the nature of our business, we may be subject to a variety of regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. It is possible that some of these matters may be resolved against us. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business, prospects, financial condition, financial performance and results of operations.

Our indebtedness may adversely affect our cash flow and our ability to operate our business.

        We have a substantial amount of indebtedness arising from the Loan Facility and the Notes. Consequently, we are required to use a portion of our cash flow to service principal and interest on our debt. In order to fund our debt service obligations and to pay amounts due, we will require significant amounts of cash. Our indebtedness could have adverse consequences on our business, including: limiting our ability to obtain additional financing for working capital, capital expenditures, exploration and development, debt service requirements, acquisitions and general corporate or other purposes; restricting our flexibility and discretion to operate our business; having to dedicate a portion of our cash flows from future mining operations, if any, to the payment of interest on our indebtedness and not having such cash flows available for other purposes; exposing us to increased interest expense on borrowings at variable rates; limiting our ability to adjust to changing market conditions; placing us at a competitive disadvantage compared to competitors that have less debt or greater financial resources; making us vulnerable in a downturn in general economic conditions; and preventing our ability to make expenditures that are important to our growth and strategies.

        Interest rates under our Loan Facility are based on LIBOR and the administrative agents' base rate, which fluctuate based on market conditions. As a result, increases in interest rates can have a material adverse effect on our cash flows, operations and results therefrom, and our financial condition.

        Our ability to meet our debt service requirements will depend on our ability to generate cash from mining activities, debt financing(s) or the issuance of additional equity or debt securities. There can be no assurance that we will generate cash flow in amounts sufficient to pay outstanding indebtedness or to fund any other liquidity needs. If the cash generated from mining activities is insufficient to meet the obligations to pay interest and principal under the Credit Agreement, the lenders may exercise their rights under the security arrangements of the Credit Agreement, which could result in a loss or substantial reduction in the value of our principal assets. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity or debt capital or restructure our debt.

        Our future performance will be affected by a range of economic, competitive, governmental, operating and other business factors, many of which cannot be controlled, such as general economic and financial conditions in the industry or the economy at large, including the impact of the novel coronavirus (2019-nCoV) outbreak. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on the business, financial condition or results of operations, as well as our ability to service our debt and other obligations. If we are unable to service our indebtedness or fulfil our other obligations, including those under the Credit Agreement, we will be forced to adopt an alternative strategy that may be less attractive to us and include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing indebtedness or seeking equity or debt capital. In addition, any failure to make scheduled payments of interest and principal on outstanding indebtedness is likely to result in a reduction of credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

The Credit Agreement contains restrictive covenants that will limit our ability to operate our business.

        The terms of our Credit Agreement require us to comply with various affirmative and negative covenants and to meet certain financial ratios and tests. The restrictive covenants contained in the Credit Agreement could have adverse consequences on our business, including: limiting our ability to obtain additional financing for working capital, capital expenditures, exploration and development, debt service requirements, acquisitions and general corporate or other purposes; restricting our flexibility and discretion to operate our business; limiting our ability to adjust to changing market conditions; making us vulnerable in a downturn in general economic conditions; and making us unable to make expenditures that are important to our growth and strategies. The restrictive covenants contained in the Credit Agreement will limit our operating flexibility and could prevent us from taking advantage of business opportunities. There are no assurances that we will continue to satisfy these covenants. Our failure to comply with these covenants may result in an event of default. If such event of default is not cured or waived, we may suffer adverse effects on our business or financial condition.

Actual capital costs, operating costs and expenditures, production schedules and economic returns may differ significantly from those we have anticipated.

        Our expected capital costs, operating costs and expenditures, production schedules, economic returns and other projections for the Brucejack Mine which are contained in the Brucejack Report are based on assumed or estimated future metals prices, cut-off grades, production estimates, mining grades, milling recoveries, operating costs, capital costs and expenditures and various other factors that each may prove to be inaccurate, and many of which are beyond our control. Therefore, the Brucejack Report may prove to be unreliable if the assumptions or estimates do not reflect actual facts and events. For example, significant declines in market prices for precious metals or extended periods of inflation would have an adverse effect on the economic projections set forth in the Brucejack Report. Based on the Brucejack Report, average annual gold production outlook over the next 10 years is expected to be over 357,000 ounces. The Company's economic performance forecasts, including cash flow forecasts and net present value, may be impacted by the production outlook. Failure to meet these production targets will have an adverse effect on cash flows, earnings and our overall financial condition.

        Any material reductions in estimates of mineralization or increases in capital costs and expenditures, or in our ability to maintain a projected budget or renew a particular mining permit, could also have a material adverse effect on projected production schedules and economic returns, as well as on our cash flows, earnings, overall results of operations or financial condition. There is also a risk that rising costs for labour and material could have an adverse impact on forecasted capital and operating costs and that shortages of labour and material could have a negative impact on any mine development schedule. An increase in any of these costs, or a lack of availability of commodities and goods, may have an adverse impact on our financial condition and results of operations.

        We may be required to seek additional debt or equity capital in order to fund the development and operations of the Brucejack Project and we may not be able to access capital on commercially reasonable terms or at all and, even if successful, we may not be able to raise enough capital to allow us to fully fund the capital and operating costs associated with the Brucejack Project.

Virus outbreaks may create instability in world markets and may affect the Company's business.

        Emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases or pandemics, including the novel coronavirus (2019-nCoV) outbreak, could have a material adverse effect on the Company by causing operational and supply chain delays and disruptions (including as a result of government regulation and prevention measures), labour shortages and shutdowns, social unrest, breach of material contracts and customer agreements, government or regulatory actions or inactions, changes in tax laws, payment deferrals, increased insurance premiums, decreased demand or the inability to sell and deliver precious metals, declines in the price of precious metals, delays in permitting or approvals, governmental disruptions, capital markets volatility, or other unknown but potentially significant impacts. In addition, to date, a number of mining projects have been suspended as cases of coronavirus (2019-nCoV) have been confirmed, for precautionary purposes or as governments have declared a state of emergency or taken other actions. While there are no confirmed cases of the novel coronavirus (2019-nCoV) at the Brucejack Mine as of April 30, 2020, and throughout the current pandemic, the Brucejack Mine has operated continuously under the strict guidance and directives of federal, provincial and regional health authorities, an outbreak of the novel coronavirus (2019-nCoV) at the Brucejack Mine could result in significant disruption to operations, including a suspension of mine operations. The full extent and impact of the novel coronavirus (2019-nCoV) outbreak is unknown and, to-date, has included extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices (including precious metals) and has raised the prospect of a global recession. The international response to the novel coronavirus (2019-nCoV) outbreak has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in global consumer activity. At this time, the Company cannot accurately predict what effects these conditions will have on mining operations or financial results, including due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures that have been or may be imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population, such as the novel coronavirus (2019-nCoV), could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could result in a material adverse effect on commodity prices, demand for metals, investor confidence, and general financial market liquidity, all of which may adversely affect the Company's business and the market price of the Common Shares. Accordingly, any outbreak or threat of an outbreak of an epidemic disease or similar public health emergency, including the novel coronavirus (2019-nCoV) outbreak, could have a material adverse effect on the Company's business, financial condition and results of operations. It is unknown whether and how the Company may be affected if a pandemic, such as the novel coronavirus (2019-nCoV) outbreak, persists for an extended period of time.

There is uncertainty relating to production, gold grade, milling recovery, cash flow and cost estimates.

        We prepare estimates of future production (including production rate, gold grade and milling recovery estimates), future cash flow (including free cash flow estimates) and future costs for the Brucejack Project. No assurance can be given that production-related and financial-related estimates will be achieved. Estimates are based on, among other things: the accuracy of mineral reserve and mineral resource estimates and related information, analyses and interpretations (including with respect to any updates or anticipated updates); the accuracy of assumptions, including assumptions about our business and operations and that no significant event will occur outside of our normal course of business and operations (other than as expressly set out herein) and assumptions about commodity prices (including the price of gold) and exchange rates; ore grades and recovery grades; metallurgical characteristics; and the accuracy of estimated rates and costs of mining and processing. Failure to achieve production, gold grade, cash flow and cost estimates could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

        Based on the Brucejack Report, average annual gold production outlook over the next 10 years is expected to be over 357,000 ounces. The Company's economic performance forecasts, including cash flow forecasts and net present value, may be impacted by the production outlook. Failure to meet these production targets will have an adverse effect on cash flows, earnings and our overall financial condition.

        Actual production, production rate, gold grade, milling recovery, cash flow and costs may vary from estimates for a variety of reasons, including, among other things: actual ore mined varying from estimates of grade, tonnage, dilution, metallurgical and other characteristics; short-term operating factors relating to the mineral reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades; changes in commodity prices (including the price of gold) and exchange rates; mine or equipment failures, risk and hazards associated with mining; natural phenomena, such as inclement weather conditions, underground floods, earthquakes, ground control issues, rock bursts and cave-ins; encountering unusual or unexpected geological conditions; shortages of principal supplies needed for mining and milling operations, including explosives, fuels, chemical reagents, water, equipment parts and lubricants; plant and equipment failure; restrictions or regulations imposed by government agencies or other changes in the regulatory environment; unexpected labour shortages or strikes; and the impact of the novel coronavirus (2019-nCoV) outbreak. In addition to adversely affecting mineral production, such occurrences could also result in damage to mineral properties or mines, interruption in production, injury or death to persons, damage to our property or property of others, monetary losses and legal liabilities. These factors may cause a mineral deposit that has been mined profitably in the past to become unprofitable, forcing us to cease production.

Changes in the market price of gold and other metals, which in the past have fluctuated widely, may materially and adversely affect our operations, revenues and the value of our mineral properties.

        Our profitability and long-term viability depend, in large part, on the market price of gold and silver. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  the supply of, and demand for, these metals;

  •
  speculative activities;

  •
  the availability and costs of metal substitutes;

  •
  expectations for inflation and deflation; and

  •
  political and economic conditions, including interest rates and currency values.

        We cannot predict the effect of these factors on metal prices. A decrease in the market price of gold and other metals could affect our ability to finance the exploration, development and operations of any of our mineral properties. The market price of gold and other metals may not remain at current levels. Additionally, the current outbreak of novel coronavirus (2019-nCoV) and efforts to contain it, including restrictions on travel and other advisories issued may have a significant effect on metal prices and market demand.

        Future production, if any, from our mining properties is dependent on mineral prices that are adequate to make these properties economic. A sustained period of declining gold and other metal prices would adversely affect our operations, financial performance, financial position, results of operations and trading value of our securities.

Mineral resource and mineral reserve calculations are only estimates.

        Any figures presented for mineral resources and mineral reserves in this prospectus or documents incorporated by reference herein, and any figures for mineral resources and mineral reserves which may be presented in the future are and will only be estimates. No assurance can be given that mineral reserves, mineral resources or other mineralization estimates will be accurate, or mineralization can be mined or processed profitably. Mineral reserve data is not indicative of future results of operations. There is a degree of uncertainty attributable to the estimation of mineral reserves and mineral resources and grades of mineralization. Until mineral reserve estimates or mineral resource estimates are actually mined and processed, the quantity of metal and grades must be considered as estimates only and no assurances can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of our projects to development or to mine existing mineral reserves, we must rely upon estimations of the mineral reserves and mineral resources, and grades of mineralization on our properties. Short-term operating factors relating to the mineral reserves may cause our mining operation to be unprofitable in any particular accounting period.

        The estimating of mineral reserves and mineral resources is a subjective process that relies on the judgment of the persons preparing the estimates and is subject to numerous uncertainties including many factors beyond our control. The process relies on the quantity and quality of available data and is based on various assumptions and judgments, knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource estimates are imprecise and depend, to a certain extent, upon analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate.

        Estimated mineral reserves and/or mineral resources may have to be revised based on changes in mineral prices, further geological interpretation, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserve or resource estimates or may render our mineral reserves uneconomic to exploit. The extent to which mineral resources may ultimately be reclassified as proven or probable mineral reserves is dependent upon the demonstration of their profitable recovery. Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property's return on capital. We cannot provide assurance that mineralization can be mined or processed profitably.

        Our mineral resource and mineral reserve estimates have been determined and valued based on assumed future metal prices, cut-off grades, operating costs and other assumptions that may prove to be inaccurate. Extended declines in market prices for gold and silver, increased production costs or reduced recovery rates, may render portions of our mineralization uneconomic and result in reduced reported mineral resources and/or mineral reserves, which in turn could have a material adverse effect on our results of operations or financial condition. We cannot provide assurance that mineral recovery rates achieved in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale. In addition, if our projects produce concentrate for which there is no market, this may have an impact on the economic model for the Brucejack Mine. A reduction in any resources that may be estimated by us in the future could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

        There is a risk that inferred mineral resources referred to in this prospectus cannot be converted into measured or indicated mineral resources as there may be limited ability to assess geological continuity. In addition, there is no assurance that any mineral resource estimates for the Brucejack Mine will ultimately be reclassified as proven or probable mineral reserves. The failure to establish proven and probable mineral reserves on an ongoing basis could restrict our ability to successfully implement our strategies for long-term growth and may impact future cash flows, earnings, results of operation and financial condition.

Depletion of mineral reserves.

        Given that mines have limited lives based on proven and probable mineral reserves, we must continually replace and expand our mineral resources and mineral reserves at the Brucejack Mine and discover, develop or acquire mineral reserves for production.

        Our ability to maintain or increase our annual production of gold will depend in significant part on our ability to expand mineral reserves or develop or acquire new mineral reserves and mineral resources. Exploration is inherently speculative, is frequently unsuccessful and involves many risks. There is a risk that depletion of our mineral reserves will not be offset by discoveries, development or acquisitions. If our mineral reserves are not replaced either by the development of additional mineral reserves and/or additions to mineral reserves, there may be an adverse impact on our future cash flows, earnings, results of operations and financial condition, and this may be compounded by requirements to expand funds for reclamation and decommissioning.

We are dependent on the Brucejack Mine for our future operating revenue.

        Our only material property for the purposes of NI 43-101 is the Brucejack Mine, which has a limited life based on mineral resource estimates. mineral resources are not mineral reserves and do not have demonstrated economic viability. We must continually explore to replace and expand our mineral reserves and mineral resources. In the absence of additional mineral projects, we will be solely dependent upon the Brucejack Project for our revenue and profits, if any.

        Ongoing operations and future development costs are difficult to predict and may render the Brucejack Mine financially unfeasible. The success of our mining operations is dependent on many factors including: the discovery and/or acquisition of mineral reserves and mineral resources; successful conclusions to feasibility and other mining studies; access to adequate capital for project development and to sustaining capital; design and construction of efficient mining and processing facilities within capital expenditure budgets; obtaining permits, consents and approvals necessary for the conduct of exploration and mining; compliance with the terms and conditions of all permits, consents and approvals during the course of mining activities; access to competent operational management and prudent financial administration, including the availability and reliability of appropriately qualified employees, contractors and consultants; and the ability to procure major equipment items and key consumables in a timely and cost-effective manner. Increases in electrical power costs, oil prices, and in turn diesel fuel prices, and the cost of equipment would add significantly to operating costs. These are all beyond our control. An inability to secure ongoing supply of such goods and services at prices assumed within the short and long term mine plans, and assumed within feasibility studies could have a material and adverse effect on our business, the results of our costs, results of operations, financial performance and financial condition. This could render a previously profitable project unprofitable. Costs can also be affected by factors such as changes in market conditions, government policies and exchange rates, all of which are unpredictable and outside our control. In addition, the novel coronavirus (2019-nCoV) outbreak may impact ongoing operations and costs at the Brucejack Mine.

The development of our properties and expansion of our operations will continue to be subject to all of the risks associated with establishing new mining operations.

        Development of our mineral properties requires the construction and operation of mines, processing plants and related infrastructure. Further, expansion of our operations requires increased mine development, modifications and updates to existing processing plant and related infrastructure as well as construction of additional infrastructure. As a result, we are and will continue to be subject to all of the risks associated with establishing new mining operations, including:

  •
  the timing and cost, which can be considerable, of the construction and expansion of mining and processing facilities;

  •
  the availability and cost of skilled labour, mining equipment and principal supplies needed for operations;

  •
  the availability and cost of appropriate smelting and refining arrangements, and existence of, and access to, markets for the sale of products including metal and mineral concentrates on commercial terms;

  •
  the need to obtain and maintain necessary environmental and other governmental approvals and permits;

  •
  the availability of funds to finance construction, development and expansion activities;

  •
  potential opposition from non-governmental organizations, First Nations, environmental groups, local groups or other stakeholders which may delay or prevent development activities; and

  •
  potential increases in construction and operating costs due to changes in the cost of labour, fuel, power, materials and supplies, and fluctuations in currency exchange rates.

        The costs, timing and complexities of developing and expanding our projects may be greater than anticipated because the majority of such property interests are not located in developed areas, and, as a result, our property interests may not be served by appropriate road access, water and power supply, communication networks, and other support infrastructure. Cost estimates may increase as more detailed engineering work is completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during construction, development and mine start-up and expansion. Accordingly, we cannot provide assurance that our activities will result in profitable mining operations at our mineral properties.

We may not have sufficient funds to mine, develop, expand or complete further exploration programs on our mineral properties.

        Mining, development, expansion and exploration of our properties will require ongoing financing as a result of various factors including the potential for rising and unforeseen costs and fluctuations in metal prices. We must generate sufficient internal cash flow or be able to utilize available financing sources to finance our growth and sustaining capital requirements. In the future, our ability to continue exploration, and development and production activities, if any, may depend on our ability to generate sufficient cash flows from our operations and/or to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to continue exploration and development activities, and our ability to generate sufficient cash flows and require greater reliance on alternative sources of financing. Our access to financing is always uncertain. The current outbreak of the novel coronavirus (2019-nCoV) may further prevent the Company from being able to raise adequate funding on attractive terms, or at all.

        The sources of external financing that we may use for these purposes include project or bank financing, or public or private offerings of equity and debt or any combination thereof. In addition, we may enter into one or more strategic alliances or joint ventures, decide to sell certain property interests, or utilize one or a combination of all of these alternatives. The financing alternative, or alternatives, we choose may not be available on acceptable terms, or at all. If additional financing is not available, we may have to postpone the further exploration or development of, or sell, one or more of our principal properties. Furthermore, even if we raise sufficient additional capital, there can be no assurance that we will achieve profitability or positive cash flow. In addition, any future equity offering will further dilute your equity interest in us and any future debt financing will require us to dedicate a portion of our cash flow to payments on indebtedness and will limit our flexibility in planning for or reacting to changes in our business.

We may incur losses and may experience negative operating cash flow in the future.

        While we generated net earnings for the years ended December 31, 2019 and 2018, we have incurred net losses in each fiscal year prior thereto since our inception. There can be no assurance that we will generate any revenues or achieve profitability or that the Brucejack Mine will generate earnings, operate profitably or provide a return on investment in the future. Our business strategies may not be successful, and we may not be profitable in any future period. The current outbreak of the novel coronavirus (2019-nCoV) may further impact the ability of the Company to generate profits.

        There can be no assurance that the underlying assumed levels of expenses will prove to be accurate. There can be no assurance that significant additional losses will not occur in the near future or that we will be profitable in the future. Our operating expenses and capital expenditures may increase in subsequent years as consultants, personnel and equipment associated with advancing exploration, development and commercial production of our properties are added.

        The amount and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, our acquisition of additional properties and other factors, many of which are beyond our control.

        To the extent that we have negative cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to obtain additional debt financing or raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to us.

If our counterparties to the Credit Agreement or other agreements default on their contractual obligations, we may be materially and adversely affected.

        If a counterparty does not meet its contractual obligations under the Credit Agreement or other agreements to which we are party, or if they become insolvent, our business, operating and financial results, and financial condition may be materially adversely impacted.

        If purchasers of our refined gold and unrefined gold concentrate do not meet their respective obligations, or if any such purchasers become insolvent, we may incur losses for products already shipped and we may be unable to find alternative purchasers for our products on terms favourable to us, if at all, which could have a material adverse impact on our business, financial performance and financial condition.

General economic conditions may adversely affect our growth, profitability and ability to obtain financing.

        Events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the gold mining industry, have been and continue to be impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market confidence and liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth, profitability and ability to obtain financing. A number of issues related to economic conditions could have a material adverse effect on our business, financial condition and results of operations, including:

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  contraction in credit markets could impact the cost and availability of financing and our overall liquidity;

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  the volatility of gold and other metal prices would impact our revenues, profits, losses and cash flow;

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  recessionary pressures could adversely impact demand for our production;

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  volatile energy, commodity and consumables prices and currency exchange rates could impact our production costs; and

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  the devaluation and volatility of global stock markets could impact the valuation of our equity and other securities and potentially limit the ability to complete offerings of our securities.

        In addition, the current outbreak of the novel coronavirus (2019-nCoV) and any future emergence and spread of similar pathogens could have an adverse impact on global economic conditions which may adversely impact our operations, the operations of our suppliers and the availability of supplies, contractors and service providers, including smelter and refining service providers, and the demand for our production.

Mining is inherently risky and subject to conditions or events beyond our control.

        The development and operation of a mine or mine property is inherently significantly challenging and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome, including:

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  unusual or unexpected geological formations and other forms of geological, mineralogical, geochemical or geotechnical complexities associated with natural systems and conditions;

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  metallurgical and other processing problems;

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  metal losses;

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  environmental hazards;

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  power outages;

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  labour disruptions;

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  community relations issues;

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  industrial accidents;

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  periodic interruptions due to inclement or hazardous weather conditions;

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  climate change related impacts;

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  flooding, explosions, fire, rockbursts, cave-ins and landslides;

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  mechanical equipment and facility performance problems;

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  avalanches; and

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  the availability of materials and equipment.

        These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, including to our employees, environmental damage, delays in mining, increased production costs, asset write downs, monetary losses and possible legal liability, and/or facility and workforce evacuation. We may not be able to obtain insurance to cover these risks at economically feasible premiums, or at all. Insurance against certain environmental risks, including potential liability for pollution and other hazards as a result of the disposal of waste products occurring from production, is not generally available to companies within the mining industry. We may suffer a material adverse impact on our business if we incur losses related to any significant events that are not covered by our insurance policies.

We cannot provide assurance that we currently hold or will successfully acquire commercially mineable mineral rights.

        Exploration for and development of mineral properties involves significant financial risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral resources and mineral reserves by drilling, developing metallurgical processes, constructing mining and processing facilities at a site, and extracting metals from ore. We cannot ensure that our current exploration and development programs will result in profitable commercial mining operations.

        The economic feasibility of development projects is based upon many factors, including the accuracy of mineral resource and mineral reserve estimates; metallurgical recoveries; capital and operating costs; government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental management and protection; and metals prices, which are highly volatile. Development projects are also subject to the successful completion of feasibility studies, issuance of necessary governmental permits and availability of adequate financing.

        Most exploration projects do not result in the discovery of commercially mineable (or viable) ore deposits, and no assurance can be given that any anticipated level of recovery of mineral reserves, if any, will be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. Estimates of mineral reserves, mineral resources, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, the metallurgy of the mineralization forming the mineral deposit, unusual or unexpected geological formations, and other forms of geological, mineralogical, geochemical or geotechnical complexities associated with natural systems and conditions, and work interruptions. If current exploration programs do not result in the discovery of commercial ore, we may need to write-off part or all of our investment in existing exploration stage properties.

        Material changes in mineral resources and mineral reserves, if any, grades or recovery rates may affect the economic viability of any project. Our future growth and productivity will depend, in part, on our ability to develop commercially mineable mineral rights at our existing properties or identify and acquire other commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to: establish mineral resources and mineral reserves through drilling and metallurgical and other testing techniques; determine metal content and metallurgical recovery processes to extract metal from the ore; and construct, renovate or expand mining and processing facilities.

        In addition, if we discover mineralization that is deemed to have economic potential, it would take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of producing from the mineralization may change. As a result of these uncertainties, there can be no assurance that we currently hold or will successfully acquire additional commercially mineable (or viable) mineral rights.

Suitable infrastructure may not be available or damage to existing infrastructure may occur.

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources, communication networks and water supply are important determinants for capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, exploitation or development of our projects. If adequate infrastructure is not available in a timely manner, we cannot assure you that the exploitation or development of our projects will be commenced or completed on a timely basis, or at all, or that the resulting operations will achieve the anticipated production volume, or that the construction costs and operating costs associated with the exploitation and/or development of our projects will not be higher than anticipated. In addition, unusual weather phenomena, sabotage, government, First Nations, environmental activism or other interference in the maintenance or provision of such infrastructure could adversely affect our operations and profitability. Further, there are risks associated with the construction and operation of an underground mining project relating to, among other things, supervision of the contractors, cost estimating, delivery and operation of equipment, and disposal of waste rock.

We are subject to certain transportation, processing and refining risks that could have a negative impact on our operations.

        Doré and mineral concentrates containing combinations of silver and gold are produced at the Brucejack Mine and transported to refiners and smelters. This type of process involves certain environmental and financial risks. We could be subject to potential significant increases in transportation charges and treatment and refining charges. Transportation of such doré and mineral concentrates is also subject to numerous risks including, but not limited to, delays in delivery of shipments, road blocks, criminal activities, civil unrest, weather conditions and environmental liabilities in the event of an accident or spill. We could be subject to limited smelter availability and capacity and could also face the risk of a potential interruption of business from a third party beyond our control, which in both cases could have a material adverse effect on our business, operations, financial performance and financial condition. There is no assurance that smelting, refining or transportation contracts for the Brucejack Mine's production will be entered into and/or renewed on acceptable terms or that the counterparties to such contracts will meet their respective obligations thereunder. If we are unable to effectively process and refine our doré and mineral concentrates on acceptable terms or if the counterparties to our smelting, refining and transportation contracts fail to meet their respective obligations thereunder, our business, operations, financial performance and financial condition could be materially adversely impacted.

We are dependent upon the efforts of our employees and contractors and our operations would be adversely affected if we fail to maintain satisfactory labour relations.

        Certain of our mining and exploration activities are conducted by outside contractors. As a result, our operations may be subject to a number of risks, some of which will be outside of our control, including negotiating agreements with contractors on acceptable terms; the inability to replace a contractor and its operating equipment in the event that either party terminates the agreement; reduced control over such aspects of operations that are of the responsibility of the contractor; failure of a contractor to perform under its agreement with us; failure of a contractor to comply with applicable legal and regulatory requirements, to the extent that it is responsible for such compliance; and problems of a contractor with managing its workforce, labour, unrest or other employment issues. In addition, we may incur liability to third parties as a result of the actions of a contractor. The occurrence of one or more of these risks could have a material adverse effect on our business, results of operations and financial condition.

        Production at our Brucejack Mine is dependent upon the efforts of our employees and our operations would be adversely affected if we fail to maintain satisfactory labour relations. Factors such as work slowdowns or stoppages caused by the attempted unionization of operations and difficulties in recruiting qualified miners and hiring new miners could materially adversely affect our business. This would have a negative effect on our financial condition, business and results of operations, which might result in us not meeting our business objectives.

        The transition of a new President and Chief Executive Officer could also adversely affect our results of operations. In addition, the novel coronavirus (2019-nCoV) outbreak may cause the Company to have inadequate access to an available skilled workforce.

We are subject to significant governmental regulations.

        The operation of the Brucejack Mine, as well as our exploration and development activities are subject to extensive federal, provincial and local laws, regulations and policies governing various matters, including but not limited to:

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  environmental protection;

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  the management and use of toxic substances and explosives;

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  management of tailings and other wastes;

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  the management of natural resources and land;

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  the exploration and development of mineral properties;

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  mine construction;

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  mine production and post-closure reclamation;

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  exports;

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  price controls;

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  taxation and mining royalties;

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  labour standards and occupational health and safety, including mine safety;

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  historic and cultural preservation; and

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  outbreaks of viruses or other contagions or epidemic diseases, including the novel coronavirus (2019-nCoV) outbreak.

        The Canadian Extractive Sector Transparency Measures Act ("ESTMA"), which became effective June 1, 2015, requires public disclosure of payments to governments by mining companies engaged in the commercial development of minerals who are either publicly listed in Canada or with business or assets in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments at all levels, including entities established by two or more governments, and including indigenous groups. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure improvement payments, and any other prescribed payment over C$100,000. Failure to report, false reporting or structuring payments to avoid reporting may result in fines of up to C$250,000 (which may be concurrent). If we find ourselves subject to an enforcement action or in violation of ESTMA, this may result in significant penalties, fines and/or sanctions imposed on us resulting in a material adverse effect on our reputation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause us to incur additional expense or capital expenditure restrictions or suspensions of our activities and delays in the exploration and development of our properties.

        Our efforts to comply with new rules and regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If we fail to comply with such regulations, it could have a negative effect on our business, results of operations and share price and investors could lose all or part of their investment. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by governments, making compliance more difficult and uncertain.

We require various permits in order to conduct current and anticipated future operations, and delays in obtaining or failure to obtain such permits, or failure to renew applicable permits or comply with the terms of any such permits that we have obtained, could adversely affect our business.

        Our current and anticipated future operations, and further exploration and development on our mineral properties, require permits and other approvals from various governmental authorities. Obtaining or renewing governmental permits is a complex and time-consuming process. The duration and success of efforts to obtain and renew permits are contingent upon many variables not within our control.

        We have obtained major permits that were required to complete construction and commence and carry on production at the Brucejack Mine; however, we cannot provide assurance that all rights and permits that we require for our future operations, for construction of mining facilities or conduct of mining, will be obtainable or renewable on reasonable terms, or at all. Unexpected costs or delays with the permitting process, failure to obtain required permits or the expiry, revocation or failure to comply with the terms of any such permits that we have obtained, would adversely affect our business.

Our activities are subject to health, safety and environmental laws and regulations that may increase our costs and restrict our operations.

        All of our exploration, development, construction and mining activities are subject to regulation by governmental agencies under various environmental and health and safety laws and regulations. These laws address, among other things, emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, reclamation of lands disturbed by mining operations and employee health and safety.

        Environmental legislation is evolving, and the general trend has been towards stricter standards and enforcement, increased fines and penalties for noncompliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on our behalf and may cause material changes or delays in our intended activities. Future changes in these laws or regulations could have a significant adverse impact on some portion of our business, requiring us to re-evaluate those activities at that time.

        Our operations generate residual materials from mining and processing, including chemical and metals depositions in the form of tailings. Our ability to obtain, maintain and renew permits and approvals and to successfully develop and operate mines may be adversely affected by real or perceived impacts associated with our activities or of other mining companies that affect the environment, human health and safety. Recent regulations under the Mines Act (British Columbia) increase potential penalties for prosecutions and allow for administrative monetary penalties to be imposed without a court process.

        Environmental hazards may exist on our properties that are unknown to us at the present time and have been caused by previous owners or operators or that may have occurred naturally. We may be liable for remediating such damage.

        Failure to comply with applicable environmental and health and safety laws, regulations and permitting requirements may have an adverse effect on our business, operations and results therefrom, and our financial condition, including as a result of enforcement actions thereunder, such as orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed. Such enforcement actions may include the imposition of corrective measures requiring capital expenditure, installation of new equipment or remedial action. While responsible environmental, health and safety stewardship is one of our top priorities, we cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits, or that the cost of complying with current and future environmental and health and safety laws and permits will not materially and adversely affect our business, results of operations or financial condition.

        In addition, recent international, national, provincial and local government regulation and prevention measures in response to the novel coronavirus (2019-nCoV) outbreak and any future regulation and prevention measures in response to infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases could have a material adverse effect on the Company by causing operational and supply chain delays and disruptions, labour shortages and shutdowns, social unrest, breach of material contracts and customer agreements, government or regulatory actions or inactions, changes in tax laws, payment deferrals, increased insurance premiums, decreased demand or the inability to sell and deliver precious metals, declines in the price of precious metals, delays in permitting or approvals, governmental disruptions, capital markets volatility, or other unknown but potentially significant impacts.

Compliance with emerging climate change regulations could result in significant costs and the effects of climate change may present physical risks to our operations.

        Governments at all levels have been moving towards enacting legislation to address climate change concerns, such as carbon tax, requirements to reduce emission levels and increase energy efficiency, and political and economic events may significantly affect the scope and timing of climate change measures that are ultimately put in place. Where legislation has already been enacted, such regulations may become more stringent, which may result in increased costs of compliance and/or changes in our operations. There is no assurance that compliance with such regulations will not have an adverse effect on our operations and results therefrom, and financial condition. Furthermore, given the evolving nature of the debate related to climate change and resulting requirements, it is not possible to predict the impact on our results of operations and financial condition.

        Our operations could be exposed to the detrimental effects of climate change, such as melting of the glacier on which our access road to the Brucejack Mine is built, and to extreme weather events, such as increased periods of snow, and increased frequency and intensity of storms. Such events or conditions could disrupt mining and transport operations, exploration and development plans, mineral processing and rehabilitation efforts, and could damage our property or equipment and increase health and safety risks on site. Such events or conditions could also have adverse effect on our workforce and surrounding communities. Our emergency plans for managing extreme weather conditions may not be sufficient and extended disruptions could have adverse effects on our results of operations and financial condition.

We may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act and other applicable regulations.

        We annually document and test our internal control procedures in order to satisfy the requirements of applicable regulations, including Section 404 of the Sarbanes-Oxley Act ("SOX") in the United States and National Instrument 52-109 — Certification of Disclosure in Issuers' Annual and Interim Filings ("NI 52-109") in Canada. SOX requires an annual assessment by management of the effectiveness of our internal control over financial reporting and an attestation report by our independent auditors addressing the effectiveness of internal control over financial reporting. We may fail to maintain the adequacy of our internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and we may not be able to conclude, on an ongoing basis, that we have effective internal control over financial reporting in accordance with applicable regulations.

        Our failure to satisfy the requirements of applicable regulations, including Section 404 of SOX and NI 52-109, on an ongoing, timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price or the market value of our securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Future acquisitions of companies, if any, may provide us with challenges in implementing the required processes, procedures and controls in our acquired operations. No evaluation can provide complete assurance that our internal control over financial reporting will detect or uncover all failures of persons within our Company to disclose material information otherwise required to be reported.

        The effectiveness of our processes, procedures and controls could also be limited by simple errors or faulty judgments. In addition, as we continue to expand, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that we continue to monitor our internal control over financial reporting. Although we intend to expend substantial time and incur substantial costs, as necessary, to ensure ongoing compliance, we cannot be certain that we will be successful in complying with applicable regulations, including Section 404 of SOX and NI 52-109.

We are subject to various tax-related risks.

        Our taxes are affected by a number of factors, some of which are outside of our control, including the application and interpretation of the relevant tax laws and treaties. If our filing position, application of tax incentives or similar tax "holidays" or benefits were to be challenged for any reason, this could have a material adverse effect on our business, results of operations and financial condition.

        We are subject to routine tax audits by tax authorities. Tax audits may result in additional tax interest payments and penalties which would negatively affect our financial condition and operating results. New laws and regulations or changes in tax rules and regulations or the interpretation of tax laws by the courts or the tax authorities may also have a substantial negative impact on our business. There is no assurance that our current financial condition will not be materially adversely affected in the future due to such changes.

We face potential opposition from non-governmental organizations.

        In recent years, communities and non-governmental organizations ("NGOs") have become more vocal and active with respect to mining activities at or near their communities. These communities and NGOs have taken such actions as road closures, work stoppages, and lawsuits for damages. These actions relate not only to current activities but often in respect of decades old mining activities by prior owners of mining properties. Such actions by communities and NGOs may be disruptive to our operations and may have a material adverse effect on our results of operations or financial condition.

There is uncertainty related to unsettled First Nations rights and title in British Columbia and this may create delays in project approval or interruptions in project progress.

        The nature and extent of First Nations rights and title remains the subject of active debate, claims and litigation in British Columbia. First Nations in British Columbia have made claims of aboriginal rights and title to substantial portions of land and water in the province, including areas where the Company's operations are situated, creating uncertainty as to the status of competing property rights. The Supreme Court of Canada has held that indigenous groups may have a spectrum of aboriginal rights in lands that have been traditionally used or occupied by their ancestors. Such aboriginal rights and title are not absolute and may be infringed by government in furtherance of a legislative objective, subject to meeting a justification test. The effect of such claims on any particular area of land will not be determinable until the exact nature of historical use, occupancy and rights to such property have been clarified by a decision of the Courts or definition in a treaty. First Nations in the province are seeking settlements including compensation from governments with respect to these claims, and the effect of these claims cannot be estimated at this time. The federal and provincial governments have been seeking to negotiate settlements with indigenous groups throughout British Columbia in order to resolve many of these claims. Any settlements that may result from these negotiations may involve a combination of cash, resources, grants of conditional rights to undertake traditional pursuits (like hunting, gathering, trapping and fishing) on public lands, and some rights of self-government. The issues surrounding aboriginal title and rights are not likely to be resolved in the near future.

        In a landmark decision in 2004, the Supreme Court of Canada determined that there is a duty on government to consult with and, where appropriate, accommodate First Nations where government decisions may impact on claimed, but as yet unproven, aboriginal rights or title. This decision also provided much needed clarification of the duties of consultation and accommodation. This decision was re-enforced in a 2010 decision of the Supreme Court of Canada, in which the Court re-affirmed and re-stated the test for determining when the duty to consult arises. The Court has made clear that third parties are not responsible for consultation or accommodation of indigenous interests and that this responsibility lies with government. However, government permits, including environmental and mine permits, will not be granted by provincial and federal agencies unless they are satisfied that the duty to consult and accommodate has been fully met. In 2005, the Supreme Court of Canada confirmed that this duty exists with respect to claimed treaty rights.

        Additional uncertainty has arisen due to the recent decision of the Supreme Court of Canada in Tsilhqot'in Nation v. British Columbia (2014 SCC 44), which recognized the Tsilhqot'in Nation as holding aboriginal title to approximately 1,900 square kilometres of territory in the interior of British Columbia. This decision represents the first successful claim for aboriginal title in Canada and may lead other First Nations in British Columbia to pursue aboriginal title in their traditional land-use areas.

        Our mineral claims and leases lie within territory claimed by First Nations and a portion lies within the Nass Area, as defined in the Nisga'a Final Agreement between the Nisga'a Lisims Government and the Federal and Provincial governments, which came into effect on May 11, 2000. However, there may be overlapping claims by other First Nations. Given the unsettled nature of land claims and treaty rights in British Columbia, as well as the rights of the Nisga'a under the Nisga'a Final Agreement, there can be no guarantee that there will not be delays in any required approvals, unexpected interruptions in project progress, requirements for First Nations consent, cancellation of permits and licences, or additional costs to advance the Company's projects.

        In addition, the Government of Canada has expressed a renewed commitment to implementing the United Nations Declaration of the Rights of Indigenous People ("UNDRIP"), and more recently, the Government of British Columbia passed legislation to incorporate the UNDRIP into the laws of British Columbia. The UNDRIP requires governments to obtain the free, prior, and informed consent of indigenous peoples who may be affected by government action, such as the granting of mining concessions or approval of mine permits.

        In order to facilitate mine permitting, construction, commencement and/or expansion of mining activities, we may deem it necessary and prudent to try to obtain the cooperation and approval of the local First Nations groups. Any cooperation and approval may be predicated on our committing to take measures to limit the adverse impacts on local First Nations groups and ensuring that some of the economic benefits of the construction and mining activity will be enjoyed by the local First Nations groups. There can be no guarantee that any of our efforts to secure such cooperation or approval would be successful or that the assertion of First Nations rights and title, or claims of insufficient consultation or accommodation, will not create delays in project approval or unexpected interruptions in project progress, requirements for First Nations consent, cancellation of permits and licences, or result in additional costs to advance our projects.

We may lose our social license to operate.

        Our relationship with the communities in which we operate is important to ensure the future success of our existing operations and the development of our projects. While we believe our relationships with the communities in which we operate are strong, community sentiments towards mining may change. There is also an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Adverse publicity related to extractive industries generally, or its operations specifically, could have a material adverse effect on our reputation, operations or financial condition and may impact our relationship with the communities in which we operate.

Our properties may be subject to uncertain title.

        We cannot provide assurance that title to our properties will not be challenged. We hold mineral tenures which constitute our property holdings. We may not have, or may not be able to obtain, all necessary surface rights to develop a mineral property. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained a secure claim to individual mining properties may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests. A successful claim contesting our title to a property could cause us to lose our rights to explore and, if warranted, develop that property or undertake or continue production thereon. This could also result in our not being compensated for our prior expenditures relating to such property.

Land reclamation and mine closure requirements may be burdensome.

        Land reclamation and mine closure requirements are generally imposed on mining companies in order to minimize long term effects of land disturbance. Such requirements may include requirements to treat ground and surface water to drinking water standards, control dispersion of potentially deleterious effluent and reasonably re-establish pre-disturbance land forms and vegetation. In order to carry out reclamation and mine closure obligations imposed on us in connection with exploration, development and mining activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that we are required to spend may be materially higher than our estimates. Any additional amounts we are required to spend on reclamation and mine closure may have a material adverse effect on our financial performance, financial condition and results of operations.

We may fail to identify attractive acquisition candidates or may fail to successfully integrate acquired material properties.

        Our Loan Facility imposes certain limitations on our ability to engage in acquisitions of businesses and assets, as well as the pool of acquisition candidates. Nevertheless, we may actively pursue the acquisition of exploration, development and production assets consistent with the terms of the Credit Agreement and our acquisition and growth strategy. Any acquisition that we may choose to complete may change the scale of our business and operations, and may expose us to new or greater geographic, political, operating, financial, legal and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully. The identification of attractive candidates and integration of acquired properties, assets or entities involve inherent risks, including but not limited to:

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  accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

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  ability to achieve identified and anticipated operating and financial synergies;

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  unanticipated costs;

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  diversion of management attention from existing business;

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  potential disruption in ongoing business and operations or loss of our key employees or key employees of any business acquired;

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  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition;

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  decline in the value of acquired properties, companies or securities; and

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  other risks associated with development and mining of mineral resources.

        Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies, and could have a material adverse effect on our financial condition. We may not be able to successfully overcome these risks and other problems associated with acquisitions, and this may adversely affect our business, financial condition or results of operations.

        The process of managing acquisitions may involve unforeseen difficulties and may require a disproportionate amount of management resources, which may divert management's focus and resources from other strategic opportunities and from operational matters during this process. Any acquisitions would be accompanied by risks. There can be no assurance that we will be able to successfully manage the integration and operations of businesses or properties we acquire or that the anticipated benefits of our acquisitions will be realized.

        In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense or dilution of the percentage ownership of existing shareholders. Acquisition costs, additional indebtedness or issuances of securities in connection with such acquisitions, may adversely affect the price of our Common Shares and negatively affect our results of operations.

We may be adversely affected by future fluctuations in foreign exchange rates.

        Our potential profitability is exposed to the financial risk related to the fluctuation of foreign exchange rates. The minerals that could be produced from our projects are priced in United States dollars but, since our only projects are located in Canada, the majority of our estimated expenditures are in Canadian dollars. A significant change in the currency exchange rates between the Canadian dollar relative to the United States dollar will have an effect on the potential profitability of our projects and therefore our ability to continue to finance our operations. To the extent that the actual Canadian dollar to United States dollar exchange rate is less than or more than the rate estimated in any future development plans, the profitability of our projects will be affected. Accordingly, our prospects, financial performance and forecasts may suffer due to adverse currency fluctuations.

The mining industry is very competitive.

        The mining industry is very competitive in all of its phases and we compete with other exploration and producing companies, many of which are better capitalized, have greater financial resources, operational experience and technical capabilities or are further advanced in their development or are significantly larger and have access to greater mineral reserves. There is intense competition in the mining industry for the acquisition of mineral claims, leases and other mineral interests that can be developed and produced economically, the capital for the purposes of funding such properties, as well as for the recruitment and retention of qualified employees and other personnel, including technical expertise to find, develop and operate such properties and the labour to operate such properties. If we require and are unsuccessful in acquiring additional mineral properties, necessary capital or qualified personnel, we will not be able to grow at the rate we desire, or at all.

        Our competitors may be able to devote greater resources to the expansion and efficiency of their operations or respond more quickly to new laws and regulations or emerging technologies, market and industry trends than we can. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We may experience difficulty attracting and retaining qualified management and personnel.

        We compete with other mining companies as well as other companies operating in northern British Columbia to attract and retain key personnel. We are dependent on the services of key executives and other highly skilled and experienced personnel to advance our corporate objectives as well as to identify new opportunities for growth and funding. It will be necessary for us to recruit additional skilled and experienced management and personnel. Our inability to do so, or the loss of key executives, or our inability to attract and retain suitable replacements for such executives or the additional highly skilled employees required for our activities, would have a material adverse effect on our business, prospects, operations, and financial condition.

Changes in management team or failure to successfully transition new hires or promoted employees into their roles may be disruptive.

        Changes in our management team, including the recent retirement of former Executive Chairman, Robert Quartermain, and the leadership transition involving our new President and Chief Executive Officer, Jacques

Perron, may be disruptive to our business, and any failure to successfully transition and assimilate key new hires or promoted employees could adversely affect our business and results of operations.

Some of our directors and officers have conflicts of interest as a result of their involvement with other natural resource companies.

        Certain of our directors and officers also serve as directors or officers, or have significant shareholdings in, other companies involved in natural resource exploration and development or mining-related activities. To the extent that such other companies may participate in ventures that we may also participate in, or in ventures that we may seek to participate in, our directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In all cases where our directors and officers have an interest in other companies, such other companies may also compete with us for the acquisition of mineral property investments. Such conflicts of our directors and officers may result in a material and adverse effect on our profitability, results of operation and financial condition. As a result of these conflicts of interest, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our financial position.

We may be unable to attract development partners.

        We may seek to develop some or all of our projects in partnership with one or more third parties in a corporate or contractual joint venture, or otherwise, or to dispose of some part or of its project to another party, retaining a royalty interest therein. We may be unable to find such partners or to negotiate satisfactory terms therewith, in which case we will be obliged to either postpone development of such project or proceed alone with the costs of further development.

Failure to comply with the U.S. Foreign Corrupt Practices Act ("FCPA"), as well as the anti-bribery laws of the nations in which we conduct business (such as the UK's Bribery Act or the Corruption of Foreign Public Officials Act of Canada ("CFPOA")), could subject us to penalties and other adverse consequences.

        Our business is subject to the FCPA which generally prohibits companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the FCPA (such as the UK's Bribery Act, the CFPOA and the OECD Anti-Bribery Convention). Our employees or other agents may, without our knowledge and despite our efforts, engage in prohibited conduct under our policies and procedures and the FCPA or other anti-bribery laws that we may be subject to for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Changes in rules and regulations, including potential new accounting pronouncements, are likely to impact our future financial position or results of operations.

        We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including but not limited to the SEC, Canadian Securities Administrators, stock exchanges and the International Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws that have been enacted, making compliance more difficult and uncertain. Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency in recent financial years and are expected to occur in the future. Our efforts to comply with new and changing rules and regulations have resulted in, and are likely to continue to result in, increased expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, all of these uncertainties are leading generally toward increasing costs, which may adversely affect our business, results of operations and our ability to purchase any such insurance, at acceptable rates or at all, in the future.

Our insurance coverage does not cover all of our potential losses, liabilities and damages related to our business and certain risks are uninsured and/or uninsurable.

        Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labour disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, mechanical failures, changes in the regulatory environment and natural phenomena such as inclement weather conditions, fires, floods, hurricanes, and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to mineral properties or the properties of others, delays in mining, monetary losses and possible legal liability.

        Although we maintain insurance to protect against certain risks in such amounts we consider reasonable, our insurance will not cover all of the potential risks associated with a mining company's operations and the risks associated with being a publicly-trade company generally. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as loss of title to mineral property, environmental pollution, or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. We may suffer a material adverse effect on our business, results of operations, cash flows and financial condition as a result of losses related to any event that is not covered, or adequately covered, by our insurance policies.

Our information systems are vulnerable to an increasing threat of continually evolving cyber security risks.

        Unauthorized parties may attempt to gain access to our information systems or our information through fraud or other means of deceiving our counterparties, third-party service providers or vendors. Our operations depend, in part, on how well we and our suppliers, as well as counterparties, protect networks, equipment, information technology ("IT") systems and software against damage from a number of threats. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increases in capital expenses.

        The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations. Although to date we have not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. Any future significant compromise or breach of our data security, whether external or internal, or misuse of data, could result in additional significant costs, lost sales, fines and lawsuits, and damage to our reputation. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business and counterparties to the above noted agreements, compliance with those requirements could also result in additional costs. As cyber threats continue to evolve, we or our counterparties may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.

        Some of the provisions in the articles of the Company could delay or prevent a third party from acquiring us or replacing members of our Board, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include that our shareholders cannot amend our articles unless at least two-thirds of the shares entitled to vote approve the amendment. These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our Common Shares, being lower than it would be without these provisions.

A period of significant growth can place a strain on management systems.

        If we experience a period of significant growth in the number of our personnel, this could place a strain upon our management systems and resources. Our future will depend in part on the ability of our officers and other key employees to implement and improve our financial and management controls, reporting systems and procedures on a timely basis and to expand, train and manage our employee workforce. There can be no assurance that we will be able to effectively manage such growth. Our failure to do so could have a material adverse effect upon our business, prospects, results of operations and financial condition.

Significant shareholders of the Company could influence our business operations and sales of our Common Shares by such significant shareholders could influence our Common Share price.

        As at the date of this prospectus, to the best of our knowledge, Black Rock Asset Management holds approximately 10.9% of our outstanding Common Shares, Van Eck Associates holds approximately 9.0% of our outstanding Common Shares and Letko, Brosseau and Associates Inc. holds approximately 7.0% of our outstanding Common Shares.

        Collectively, these shareholders hold approximately 26.9% of our Common Shares and as a result, these shareholders may have significant influence over the passage of any resolution of our shareholders and, as a result, our business operations and governance practices. Sales of substantial amounts of our securities by these significant shareholders could adversely affect the prevailing market prices for our securities.

An event of default under our outstanding Notes may significantly reduce our liquidity and adversely affect our business.

        Under the Indenture, we have made various covenants to the trustees on behalf of the holders of such Notes, including to make payments of interest and principal when due and, upon undergoing a fundamental change, to offer to purchase all of the outstanding Notes, plus any accrued and unpaid interest, if any. If there is an event of default under the Notes, the principal amount of such Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. If such an event occurs, this would place additional strain on our cash resources, which could inhibit our ability to further advance our exploration and development activities.

Damage to our reputation can adversely affect our business.

        Damage to our reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. We place a great emphasis on protecting our image and reputation, but do not ultimately have direct control over how it is perceived by others. The increased use of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to us and our activities, whether true or not. Reputation loss may lead to increased challenges in developing and maintaining community relations, decreased investor confidence and an impediment to our overall ability to advance our projects, thereby having a material adverse impact on our business, prospects, operations and our financial condition.

Risks Related to Our Securities

Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors' voting power, reduce our earnings per share and make future sales of our equity securities more difficult.

        We may sell or issue additional debt or equity securities in offerings to finance our operations, exploration, development, acquisitions or other projects. We cannot predict the size of future issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

        Additional issuances of our securities may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares. Issuance of substantial numbers of

Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Sales of substantial amounts of our securities by us or our existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities and, in the case of sales of our securities from treasury, dilute investors' earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. Exercises of presently outstanding share options or settlement of presently outstanding restricted share units ("RSUs") or performance share units ("PSUs") in Common Shares may also result in dilution to security holders. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.

Our Common Share price has experienced volatility and may be subject to fluctuation in the future based on market conditions.

        The market prices for the securities of mining companies, including our own, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of our business, certain factors such as our announcements and the public's reaction, our operating performance and the performance of competitors and other similar companies, fluctuations in the market prices of inputs and prices received for our production, government regulations, changes in earnings estimates or recommendations by research analysts who track our securities or securities of other companies in the resource sector, general market conditions, announcements relating to litigation, the arrival or departure of key personnel, political conditions, and the factors listed under the heading "Cautionary Note Regarding Forward-Looking Statements" can have an adverse impact on the market price of our Common Shares. In addition, securities of public companies, including our own, may be subject from time to time to manipulative trading tactics of third parties, which are beyond our control and which can have an adverse impact on the market price of our Common Shares.

        Any negative change in the public's perception of our prospects could cause the price of our securities, including the price of our Common Shares, to decrease dramatically. Furthermore, any negative change in the public's perception of the prospects of mining companies in general could depress the price of our securities, including the price of our Common Shares, regardless of our results.

        Following declines in the market price of a company's securities, securities class-action litigation is often instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of our management's attention and resources.

We are limited in our ability to, and may not, pay dividends in the foreseeable future.

        We have never declared nor paid any dividends on our Common Shares. Under our Loan Facility, we were prohibited from declaring and paying, in cash, any dividend, distribution or return of capital with respect to, or repurchasing for cash consideration, our Common Shares until 2020. We may now declare and pay cash dividends, distributions and returns of capital, and may repurchase our Common Shares in limited circumstances and provided such payments do not exceed US$40 million per year.

        The payment of future dividends, if any, will be reviewed periodically by our Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our exploration activities, development and growth, and other factors that our Board may consider appropriate in the circumstance.

Enforcement of judgments or bringing actions outside the United States against us and our directors, officers and the experts named herein may be difficult.

        We are organized under the laws of, and headquartered in, British Columbia, Canada, and a majority of our directors, officers and the experts named in this prospectus are not citizens or residents of the United States. In addition, substantially all of our assets are located outside the United States. As a result, it may be difficult or impossible for an investor to (i) enforce in courts outside the United States judgments against us and our directors, officers and the experts named in this prospectus obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws or (ii) bring in courts outside the United States an original action against us and our directors, officers and the experts named in this prospectus to enforce liabilities based upon such U.S. securities laws. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.

We will have broad discretion in the use of the net proceeds of an offering of our securities and may not use them to effectively manage our business.

        While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, we will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and may increase our losses.

There is no assurance of a sufficient liquid trading market for the Company's Common Shares in the future.

        Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company's Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE or achieve listing on any other public listing exchange.

There is currently no market through which our securities, other than our Common Shares, may be sold.

        There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our debt securities, subscription receipts, units, warrants or share purchase contracts will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell debt securities, subscription receipts, units, warrants or share purchase contracts purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See "Description of Debt Securities".

USE OF PROCEEDS

        Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for working capital requirements and for exploration and development of the Company's mineral properties. However, the final use of proceeds with respect to any particular offering may be impacted by various risk factors, including the impact of the novel coronavirus (2019-nCoV) outbreak on the Company's business, financial condition and results of operations. See "Risk Factors".

        In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities (including debt securities). More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CONSOLIDATED CAPITALIZATION

        Since March 31, 2020, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares and securities exercisable for or exchangeable into Common Shares within the previous twelve-month period will be provided as required in a prospectus supplement under the heading "Prior Sales".

PRIOR SALES

        Information in respect of our Common Shares and securities exchangeable for or exercisable into Common Shares issued within the previous twelve month period, as well as in respect of Common Shares that we issued upon the exercise of options, share units or deferred share units granted under our equity incentive plans, and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

        The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol "PVG". Trading price and volume of the Company's securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

        If we offer debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

        Our authorized share capital consists of an unlimited number of Common Shares. As of the date of this short form prospectus, we had 186,635,144 Common Shares. In addition, as of the date of this short form prospectus, there were 2,119,047 Common Shares issuable upon the exercise of outstanding share options, at a weighted average exercise price of C$11.17, 680,743 Common Shares issuable upon the conversion of outstanding RSUs, up to 602,274 Common Shares issuable upon the conversion of outstanding PSUs and no outstanding Common Share purchase warrants.

Common Shares

        All of our Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities. The holders of our Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to the payment of dividends, on a pro rata basis. Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in our articles and in the BCBCA. See "Risk Factors".

Dividend Policy

        We have not paid any dividends to date on our Common Shares and do not currently have a policy with respect to the payment of dividends. Under our Loan Facility, we were prohibited from declaring and paying, in cash, any dividend, distribution or return of capital with respect to, or repurchasing for cash consideration, our Common Shares until 2020. We may now declare and pay cash dividends, distributions and returns of capital, and may repurchase our Common Shares, provided such payments do not exceed US$40 million per year, and subject to our pro forma compliance with financial covenants. The payment of future dividends, if any, will be reviewed periodically by our Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our exploration activities, development and growth, and other factors that our Board may consider appropriate in the circumstance.

Advance Notice Policy

        We have adopted an advance notice policy (the "Advance Notice Policy") to provide our shareholders, directors and management with a clear framework for nominating persons for election as directors of the Company. Among other things, the Advance Notice Policy sets a deadline by which holders of record of our Common Shares must submit director nominations to the Company prior to any annual or special meeting of shareholders called for the purpose of electing directors (whether or not called for other purposes) and sets forth the specific information that a shareholder must include in the written notice for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

        In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

DESCRIPTION OF DEBT SECURITIES

        In this description of debt securities, "we", "us", "our" or "Pretium" refer to Pretium Resources Inc., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the BCBCA. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture once it has been entered into and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

        We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

        The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

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  the title of the debt securities;

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  the aggregate principal amount of the debt securities;

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  the percentage of principal amount at which the debt securities will be issued;

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  whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

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  whether the payment of the debt securities will be guaranteed by any other person;

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  the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

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  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

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  the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

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  whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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  whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

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  whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

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  the denominations in which we will issue any registered debt securities, if other than denominations of US$2,000 and any multiple of US$l,000 in excess thereof and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;

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  whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

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  whether payments on the debt securities will be payable with reference to any index or formula;

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  whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

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  whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

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  the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

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  any changes or additions to events of default or covenants;

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  the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

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  whether the holders of any series of debt securities have special rights if specified events occur;

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  any mandatory or optional redemption or sinking fund or analogous provisions;

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  the terms, if any, for any conversion or exchange of the debt securities for any other securities;

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  rights, if any, on a change of control;

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  provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

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  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

        Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

        We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

        We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

        Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

        Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

        If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

        A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

        At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

        The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

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  issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

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  issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

        The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

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  we are the surviving person, or the resulting, surviving or transferee person, if other than us or a co-issuer, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

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  the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

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  we or such successor person will not be in default under the indenture immediately after the transaction.

        When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Provision of Financial Information

        We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act.

        Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

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  within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

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  within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSX, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

        Notwithstanding the foregoing, to the extent permitted by the indenture, we will be deemed to have filed such reports referred to above with the trustee if we have filed or furnished such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

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  we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

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  we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

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  we fail to make any required sinking fund or analogous payment for that series of debt securities;

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  we fail to observe or perform any of the covenants described in the section "Description of Debt Securities — Merger, Amalgamation or Consolidation" as may be amended or supplemented by the applicable prospectus supplement for a period of 30 days;

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  we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

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  a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to the applicable prospectus supplement or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5,000,000 and 2% of our shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such other indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

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  certain events involving our bankruptcy, insolvency or reorganization; and

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  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

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  the entire principal and interest and premium, if any, of the debt securities of the series; or

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  if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

        If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

        Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

        We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

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  the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

        When we use the term "defeasance", we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

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  we will be discharged from the obligations with respect to the debt securities of that series; or

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  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

        To exercise our defeasance option, we must deliver to the trustee:

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  an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

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  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

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  a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

        If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

        In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

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  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

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  we are not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

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  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

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  change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

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  reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

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  reduce the amount of principal of a debt security payable upon acceleration of its maturity;

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  change the place or currency of any payment;

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  adversely affect the holder's right to require us to repurchase the debt securities at the holder's option;

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  impair the right of the holders to institute a suit to enforce their rights to payment;

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  adversely affect any conversion or exchange right related to a series of debt securities;

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  reduce the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

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  reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

        The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

        We may modify the indenture without the consent of the holders to:

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  evidence our successor under the indenture;

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  add covenants or surrender any right or power for the benefit of holders;

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  add events of default;

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  provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

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  establish the forms of the debt securities;

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  appoint a successor trustee under the indenture;

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  add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

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  cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

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  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

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  change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

        In connection with the indenture, we will designate and appoint Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

        We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

        We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

        This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

        We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

        The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the applicable prospectus supplement for warrants supplementing this prospectus, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

        This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

        The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

        Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

        In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

        The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

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  the designation and aggregate number of equity warrants;

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  the price at which the equity warrants will be offered;

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  the currency or currencies in which the equity warrants will be offered;

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  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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  the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

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  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

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  whether we will issue fractional shares;

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  whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

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  the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

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  the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

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  whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

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  material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

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  any other material terms or conditions of the equity warrants.

Debt Warrants

        The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

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  the designation and aggregate number of debt warrants;

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  the price at which the debt warrants will be offered;

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  the currency or currencies in which the debt warrants will be offered;

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  the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

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  the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

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  the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

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  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  material U.S. and Canadian federal income tax consequences of owning the debt warrants; and

  •
  any other material terms or conditions of the debt warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

        Pretium may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

  •
  the designation and aggregate number of units being offered;

  •
  the price at which the units will be offered;

  •
  the designation, number and terms of the securities comprising the units and any agreement governing the units;

  •
  the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

  •
  whether we will apply to list the units on any exchange;

  •
  material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

  •
  any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

        The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has been entered into it.

General

        The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of subscription receipts being offered;

  •
  the price at which the subscription receipts will be offered;

  •
  the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;

  •
  the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

  •
  the identity of the Escrow Agent;

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  •
  if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

  •
  procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of Pretium to purchase the subscription receipts in the open market by private agreement or otherwise;

  •
  whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

  •
  whether we will issue the subscription receipts as bearer securities, as registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Pretium securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  whether we will apply to list the subscription receipts on any exchange;

  •
  material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

  •
  any other material terms or conditions of the subscription receipts.

        Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of subscription receipts will not be, and will not have the rights of, shareholders of Pretium. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

        We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of instalment.

        The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

        The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        Holders of share purchase contracts are not shareholders of Pretium. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of each of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

        The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

 CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

New Issue

        We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

        Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or other placement agents;

  •
  the number and the purchase price of, and form of consideration for, our securities;

  •
  any proceeds to us; and

  •
  any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

        Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be "at the market distributions" as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company. The Company reserves the right to issue securities under this prospectus on terms outside intended parameters disclosed in this prospectus.

        Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        No underwriter or dealer involved in an "at the market distribution" as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities. In the event that the Company determines to pursue and "at the market distribution" in Canada, the Company shall apply for the applicable exemptive relief from the Canadian securities commissions, as required.

        In connection with any offering of our securities, other than an "at the market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AGENT FOR SERVICE OF PROCESS

        Richard O'Brien, Jean Hull and Peter Birkey, directors of the Company, Jacques Perron, President and Chief Executive Officer and a director of the Company, and David Prins, Vice President, Operations of the Company reside outside of Canada. Each has appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent
Richard O'Brien, Jeane Hull, Peter Birkey, Jacques Perron and David Prins	Pretium Resources Inc. Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada

        Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

        Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of United States law. The partners and associates of Blake, Cassels & Graydon LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

SCIENTIFIC AND TECHNICAL INFORMATION

        Certain scientific and technical information relating to the Brucejack Project contained in this prospectus and the documents incorporated by reference is derived from, and in some instances is an extract from, the Brucejack Report.

        The Brucejack Report is the only current NI 43-101 compliant technical report with respect to the Brucejack Project and supersedes all previous technical reports.

        Each co-author of the Brucejack Report listed in the section entitled "Interest of Experts" of this prospectus is a "qualified person" as defined in NI 43-101 ("QP") and has reviewed, approved and verified certain scientific and technical information in this prospectus that is derived from the Brucejack Report.

        Certain scientific and technical information in this prospectus not contained in the Brucejack Report has been reviewed, approved and verified by Mr. Kenneth C. McNaughton, M.A.Sc., P.Eng., our Vice President and Chief Exploration Officer, Lyle Morgenthaler, B.A.Sc., P.Eng., our Chief Mine Engineer, Joel Ashburner, B.A.Sc., P.Geo., our Chief Mine Exploration Geologist, and IJPL, which is independent of the Company, each of whom is a QP.

        Reference should be made to the full text of the Brucejack Report, which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review under the Company's profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Alternatively, copies of the Brucejack Report may be inspected during normal business hours at the Company's head office.

 INTEREST OF EXPERTS

        Each of the co-authors of Brucejack Report is a "qualified person" for the purposes of NI 43-101. The scientific and technical information relating to the Brucejack Project contained or incorporated by reference in this prospectus was certified by:

Disclosure	Co-Authors	Certified by:
Brucejack Report	Tetra Tech Canada Inc.	Jianhui (John) Huang, Ph.D., P.Eng. Maureen Phifer, P.Eng., B.Sc. Hassan Ghaffari, P.Eng., M.A.Sc.
	Ivor Jones Pty Ltd.	Ivor W.O. Jones, M.Sc., P.Geo., FAusIMM
	Environmental Resources Management	Rolf Schmitt, M.Sc., P. Geo.
	Lorax Environmental Services Ltd.	Alison Shaw, Ph.D., P.Geo. Colin Fraser, P.Geo., M.Sc. Laura-Lee Findlater, B.Sc., P.Geo.
	SRK Consulting (Canada) Inc.	Timothy Coleman, P.Eng., B.Eng.(Hons), ACSM, M.Sc. Mauricio Herrera, P.Eng., Ph.D. Calvin Boese, P.Eng., M.Sc.

        To the best of our knowledge, as at the date hereof, such persons and the directors, officers, partners, consultants and employees, as applicable, of each of the aforementioned companies and partnership beneficially own, directly or indirectly, in the aggregate, less than one percent of our securities.

        The "Summary Description of the Business" section of this prospectus has been reviewed, approved and verified by Mr. Kenneth C. McNaughton, M.A.Sc., P.Eng., our Vice President and Chief Exploration Officer, Lyle Morgenthaler, B.A.Sc., P.Eng., our Chief Mine Engineer, Joel Ashburner, B.A.Sc., P.Geo., our Chief Mine Exploration Geologist, and IJPL, which is independent of the Company, each of whom is a "qualified person" as defined in NI 43-101. Further, the scientific and technical information of the Company set out in its public disclosure documents related to our grade control program, reconciliation of 2018 and 2017 production, and the Brucejack Mine reserve definition, expansion and exploration drilling, to the extent included or incorporated in this prospectus, has been reviewed and approved by Joel Ashburner, B.A.Sc., P.Geo. and IJPL, each of whom is a "qualified person" as defined in NI 43-101.

        None of the aforementioned companies, partnerships or persons within this section, each of whom are named in this prospectus as having prepared or certified reports, valuations, statements or opinions or having been responsible for reporting exploration results relating to our mineral properties and whose profession or business gives authority to such reports, valuations, statements or opinions or any director, officer, partner, consultant or employee thereof, as applicable, received or will receive a direct or indirect interest in any securities or other property of ours or of any of our associates or affiliates or is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any of our associates or affiliates, other than:

  •
  Kenneth C. McNaughton, M.A.Sc., P.Eng., who is our Vice President and Chief Exploration Officer, holds 455,500 Common Shares, 247,060 options to purchase Common Shares, 19,164 of our RSUs and 31,956 of our PSUs;

  •
  Lyle Morgenthaler, B.A.Sc., P.Eng., our Chief Mine Engineer, holds nil Common Shares, 10,000 options to purchase Common Shares and 4,571 of our RSUs; and

  •
  Joel Ashburner, B.A.Sc., P.Geo., our Chief Mine Exploration Geologist holds nil Common Shares, nil options to purchase Common Shares and 2,283 of our RSUs.

        To the best of our knowledge, as at the date hereof, IJPL and its directors, officers, partners, consultants and employees, as applicable, beneficially own, directly or indirectly, in the aggregate, less than one percent of our securities.

 AUDITORS, REGISTRAR AND TRANSFER AGENT

        The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia. PricewaterhouseCoopers LLP is independent from the Company within the meaning of Chartered Professional Accountants of British Columbia Code of Professional Conduct and the rules of the Public Company Accounting Oversight Board.

        The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR and any document we file with, or furnish to, the SEC are electronically available on the SEC's EDGAR website, accessible at www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a company incorporated under the BCBCA. A number of our directors and most of our officers and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth above), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

        We will file with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

        Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

        160 Subject to section 163, a company may do one or both of the following:

  (a)
  indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

  (b)
  after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

        161 Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

  (a)
  has not been reimbursed for those expenses, and

  (b)
  is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        162 (1) Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

        (2) A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

        163 (1) A company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply:

  (a)
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  (b)
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  (c)
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

  (d)
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        (2) If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

  (a)
  indemnify the eligible party under section 160 (a) in respect of the proceeding;

  (b)
  pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.

        Part 20 of our Articles contain the following provisions with respect to the protection and indemnification of our directors and officers:

"Indemnification

20.1 Definitions.    In this Part 20:

  (a)
  "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

II-1

  (b)
  "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company or an affiliate of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company or an affiliate of the Company:

  (i)
  is or may be joined as a party; or

  (ii)
  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

  (c)
  "expenses" has the meaning set out in the Business Corporations Act;

20.2 Mandatory Indemnification of Directors and Former Directors.    Subject to the Business Corporations Act, the Company must indemnify and advance expenses of a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3 Indemnification of Other Persons.    Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4 Non-Compliance with Business Corporations Act.    The failure of a director or former director of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5 Company May Purchase Insurance.    The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

  (a)
  is or was a director, officer, employee or agent of the Company;

  (b)
  is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

  (c)
  at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

  (d)
  at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position."

        We maintain Directors' and Officers' Liability and Fiduciary Liability insurance which protect us and individual directors and officers against claims made, provided they acted in good faith on our behalf, subject to policy restrictions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

        The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        (a)   Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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EXHIBITS

Exhibit Number	Description
4.1	Annual information form for the fiscal year ended December 31, 2019, dated as of February 21, 2020 (included as Appendix A to the Registrant's Annual Report on Form 40-F filed with the Commission on February 21, 2020 (File No. 001-35393) (the "Form 40-F")).
4.2
Audited annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, together with the notes thereto and the auditor's reports thereon (included as Appendix B to the Form 40-F).
4.3	Management's discussion and analysis of the Registrant's financial condition and results of operations for the years ended December 31, 2019 and 2018 (included as Appendix C to the Form 40-F).
4.4
Management information circular dated March 28, 2019, distributed in connection with the Registrant's annual general meeting and special meeting of shareholders held on May 2, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant's Form 6-K furnished to the Commission on April 5, 2019 (File No. 001-35393)).
4.5
Management information circular dated March 26, 2020, distributed in connection with the Registrant's annual general meeting of shareholders held on April 30, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant's Form 6-K furnished to the Commission on April 2, 2020 (File No. 001-35393)).
4.6
Unaudited condensed consolidated interim financial statements for the three months ended March 31, 2020 and 2019 (incorporated by reference to Exhibit 99.1 to the Registrant's Form 6-K furnished to the Commission on May 1, 2020 (File No. 001-35393)).
4.7
Management's discussion and analysis of the Registrant's financial condition and results of operations for the three months ended March 31, 2020 and 2019 (incorporated by reference to Exhibit 99.2 to the Registrant's Form 6-K furnished to the Commission on May 1, 2020 (File No. 001-35393)).
4.8*	Material change report dated February 20, 2020.
4.9*	Material change report dated March 10, 2020.
4.10*	Material change report dated April 27, 2020.
4.11*
NI 43-101 technical report titled "Technical Report on the Brucejack Gold Mine, Northwest British Columbia" with an effective date of March 9, 2020, which was prepared for us by Tetra Tech Canada Inc., Ivor Jones Pty Ltd, Environmental Resources Management, Lorax Environmental Services Ltd. and SRK Consulting (Canada) Inc.
5.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
5.2*	Consent of Alison Shaw.
5.3*	Consent of Calvin Boese.
5.4*	Consent of Colin Fraser.
5.5*	Consent of Hassan Ghaffari.
5.6*	Consent of Ivor W.O. Jones.
5.7*	Consent of Jianhui (John) Huang.
5.8*	Consent of Laura-Lee Findlater.
5.9*	Consent of Maureen Phifer.
5.10*	Consent of Mauricio Herrera.
5.11*	Consent of Rolf Schmitt.

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Exhibit Number	Description
5.12*	Consent of Timothy James Coleman.
5.13*	Consent of Kenneth C. McNaughton.
5.14*	Consent of Lyle Morgenthaler.
5.15*	Consent of Joel Ashburner.
6.1*	Powers of Attorney (contained on the signature page of this Registration Statement).
7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Registrant's Registration Statement on Form F-10/A (File No. 333-197304) filed with the Commission on July 17, 2014).

*
Filed herewith.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on the 16th day of June, 2020.

PRETIUM RESOURCES INC.
By:	/s/ TOM S.Q. YIP
	Name:	Tom S.Q. Yip
	Title:	Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Perron, President, Chief Executive Officer and Director of Pretium Resources Inc., Tom S.Q. Yip, Executive Vice President and Chief Financial Officer of Pretium Resources Inc., and Vladimir Cvijetinovic, Vice President, Legal and Corporate Secretary of Pretium Resources Inc., or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 16, 2020.

Signature	Title

/s/ JACQUES PERRON Jacques Perron	President, Chief Executive Officer and Director (Principal executive officer)
/s/ TOM S.Q. YIP Tom S.Q. Yip	Executive Vice President and Chief Financial Officer (Principal financial officer and principal accounting officer)
/s/ RICHARD O'BRIEN Richard O'Brien	Chairman
/s/ ROBIN BIENENSTOCK Robin Bienenstock	Director
/s/ PETER BIRKEY Peter Birkey	Director
/s/ JEANE HULL Jeane Hull	Director
/s/ GEORGE PASPALAS George Paspalas	Director
/s/ DAVID SMITH David Smith	Director
/s/ FAHEEM TEJANI Faheem Tejani	Director

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AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Pretium Resources Inc. in the United States, on the 16th day of June, 2020.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

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